As filed with the Securities and Exchange Commission on May 14, 2009

                          Registration No. 333-157667

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM S-4/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             AMERIGO ENERGY, INC.
		     -------------------------------------
                    (Exact name of Registrant as specified
                                in its charter)



      DELAWARE                             7990                    20-3454263
    ----------------		 -------------------------	 --------------
   (State or other		(Primary Standard		(I.R.S Employer
    jurisdiction of 		 Industrial Classification	 Identification
    incorporation or    	 Code Number)			 Number)
    organization)


                           2580 Anthem Village Drive
                              Henderson, NV 89052
                                (702) 399-9777
   --------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                  S. Matthew Schultz, Chief Executive Officer
                             Amerigo Energy, Inc.
                           2580 Anthem Village Drive
                              Henderson, NV 89052
                                (702) 399-9777
  ----------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:

                          Geoffrey T. Chalmers, Esq.
                          33 Broad Street, Suite 1100
                               Boston, MA 02109

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [ ]
Accelerated filer [ ]
Non-accelerated filer (Do not check if a smaller company) [ ]
Smaller reporting company [X]



                        CALCULATION OF REGISTRATION FEE




TITLE OF EACH CLASS OF SECURITIES 	AMOUNT TO BE           PROPOSED              PROPOSED          	    AMOUNT OF
TO BE REGISTERED                        REGISTERED (*)	MAXIMUM OFFERING PRICE	MAXIMUM AGGREGATE	REGISTRATION FEE
                                                               PER UNIT 	OFFERING PRICE (**)
--------------------------------	--------------	----------------------	------------------	----------------
Common Stock                         	10,000,000    	Not applicable          $3,467,720              $136



 (*) Based upon the maximum number of common shares that the Registrant may be required to issue in the Reorganization transaction.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the market value of the shares of Amerigo Energy, Inc. common stock to be issued to holders of Granite Energy, Inc. in the Reorganization transaction, computed, in accordance with Rule 457(f)(2) and (3), as (a) the historic cost of the assets transferred from Granite in exchange for 10,000,000 shares of Amerigo Energy, Inc. common stock as of the date of the transfer, October 31, 2008


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS/INFORMATION STATEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS/INFORMATION STATEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    DATED OCTOBER 31, 2008

       AMERIGO ENERGY, INC.                        GRANITE ENERGY, INC.

      Amerigo Energy, Inc. ("Amerigo Energy"), and Granite Energy, Inc. ("Granite"), on October 31, 2008 entered into a Reorganization pursuant to Reorganization Agreement dated as of October 31, 2008 (the "Reorganization
Agreement"). In the Reorganization, Granite transferred to Amerigo Energy substantially all of its assets and operations, including its two subsidiaries, Amerigo, Inc. and GreenStart, Inc. in exchange for 10,000,000 restricted shares of Common Stock of Amerigo Energy, Inc. (the "Amerigo Energy Stock"), to be distributed to stockholders of Granite.
     The Reorganization was approved by the consent of a majority of the holders of common stock of Granite. Completion of the Reorganization is subject to certain conditions, including the approval of the United States Securities and Exchange Commission to the distribution of the Amerigo Energy Stock to the Granite stockholders.
     Under the terms of the Reorganization Agreement, the shareholders of Granite will be entitled to receive after the reorganization is completed, a distribution of 10,000,000 shares of Amerigo Energy post-split shares of Common Stock.
     As of the Closing Date (subsequent to the proposed reverse stock split and issuance of all shares of Common Stock at the Closing), Amerigo Energy will have a total of 842,256 post-split shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.
     Amerigo Energy Common Stock  is  not  traded  on  an  established  market.
Amerigo Energy shares are traded through broker/dealers and in private transactions, and quotations are reported on the OTC Bulletin Board under the symbol "AGOE". OTC Bulletin Board quotations reflect inter-dealer prices, without mark-up, mark-down, or commission and may not necessarily represent actual transactions.
      An investment in the Common Stock of Amerigo Energy involves certain risks. For a discussion of these risks, see "Risk Factors" on page 11 of this prospectus/information statement.
     Neither shareholders vote nor consent of shareholders was required of Amerigo Energy shareholders for the adoption and implementation of the Reorganization.
     This prospectus/information statement is dated November 4, 2008 and, is being first mailed to shareholders of Amerigo Energy on or about November 10, 2008.

     Sincerely,

     S. Matthew Schultz, Chief Executive Officer
     Amerigo Energy, Inc.

The securities to be issued in connection with the Reorganization described in this prospectus/information statement are not savings accounts, deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other federal or state governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Amerigo Stock to be issued in the Reorganization or determined if this prospectus/information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of any information, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Sources of Information
Amerigo Energy has supplied all information contained in this Prospectus/information statement relating to Amerigo Energy. Granite has supplied all information contained in this Prospectus/information statement relating to Amerigo, Inc., GreenStart and Granite.

     You  should  rely  only on the information  which  is  contained  in  this prospectus/information statement or to which we have referred in this prospectus/information statement. We have not authorized anyone to provide you with information that is different. You should not assume that the information contained in this prospectus/information statement is accurate as of any date other than the date of this prospectus/information statement.

                               TABLE OF CONTENTS




QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION................................6
SUMMARY.......................................................................8
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION................8
FORWARD-LOOKING STATEMENTS....................................................8
RISK FACTORS..................................................................8
MARKET PRICES AND DIVIDENDS AND OTHER DISTRIBUTIONS..........................12
THE REORGANIZATION...........................................................13
  THE PARTIES................................................................13
  CONDITIONS TO THE REORGANIZATION...........................................14
  SELECTED FINANCIAL DATA OF AMERIGO ENERGY. (HISTORICAL)....................15
  SELECTED FINANCIAL DATA OF GRANITE ENERGY (HISTORICAL).....................16
  SELECTED PRO FORMA FINANCIAL INFORMATION...................................17
  SOLICITATION AND REVOCATION OF PROXIES.....................................18
  BACKGROUND OF THE REORGANIZATION...........................................18
  AMERIGO ENERGY'S AND GRANITE'S REASONS FOR THE REORGANIZATION..............18
  STOCK ISSUANCE AND SETTLEMENT OF LIABILITIES...............................18
  DISSENTERS' RIGHTS.........................................................19
  TAX CONSEQUENCES...........................................................19
  ACCOUNTING TREATMENT.......................................................20
  RESALE OF AMERIGO ENERGY STOCK.............................................20
  THE REORGANIZATION AGREEMENT...............................................20
INFORMATION WITH RESPECT TO AMERIGO ENERGY, INC..............................21
  INDEX TO AMERIGO ENERGY FINANCIAL INFORMATION..............................22
INFORMATION WITH RESPECT OF GRANITE ENERGY, INC..............................30
  INDEX TO GRANITE ENERGY FINANCIAL INFORMATION..............................30
PRO FORMA FINANCIAL INFORMATION..............................................40
AMERIGO ENERGY DIRECTORS AND EXECUTIVE OFFICERS AFTER THE REORGANIZATION.....43
DIRECTOR AND OFFICER COMPENSATION............................................44
INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................45
BENEFICIAL OWNERSHIP OF AMERIGO ENERGY'S SHARES..............................45
DESCRIPTION OF AMERIGO ENERGY COMMON STOCK...................................46
PRE-EMPTIVE RIGHTS...........................................................46
EXPERTS......................................................................46
WHERE YOU CAN FIND MORE INFORMATION..........................................47
SIGNATURES...................................................................48
INDEX TO EXHIBITS............................................................49

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

      Q. WHY AM I RECEIVING THIS PROSPECTUS/INFORMATION STATEMENT?

A: You are receiving this prospectus/information statement because as a shareholder of Granite you are to receive Amerigo Energy Stock pursuant to the terms of a Reorganization Agreement between Amerigo Energy and Granite.

This prospectus/information statement contains important information about Amerigo Energy and the Reorganization and you should read it carefully.

      Q. WHY DID AMERIGO ENERGY ENTER INTO THE REORGANIZATION?

A: Amerigo Energy believes that the Reorganization is in the best interests of its shareholders and other constituencies, including the Granite shareholders because, among other reasons, the Reorganization will provide enhanced value and increased liquidity to shareholders of both companies. Furthermore, as a result of the Reorganization, Amerigo Energy has become an oil and gas company with an improved ability to compete with other larger oil and gas companies and better serve its customers' needs.

No approval of the shareholders of Amerigo Energy is required under the provisions of Amerigo Energy's Amended Articles of Incorporation or By-laws or applicable law in order to consummate the Reorganization.

     Q. WHY DID GRANITE ENTER INTO THE REORGANIZATION?

A: Granite's board, management and a majority of its shareholders believe that the Reorganization is in the best interests of the Granite shareholders. An opportunity to be part of a publicly traded, SEC reporting company will provide enhanced value and increased liquidity to shareholders.

A Majority of the shareholders of Granite approved the Reorganization under the provisions of the Articles of Incorporation and By-laws of Granite and applicable law in order to consummate the Reorganization.

      Q: WHAT WILL GRANITE SHAREHOLDERS RECEIVE IN THE REORGANIZATION?

A: Under the terms of the Reorganization Agreement, and subject to U.S. Securities and Exchange approval of a registration statement covering the shares, shareholders of Granite will receive 10,000,000 shares of post-split Amerigo Energy Common Stock.

      Q: WHEN IS THE REORGANIZATION EXPECTED TO BE COMPLETED?

A: We are working to complete the Reorganization as quickly as we can. The asset transfer and issuance of the Amerigo Energy Stock took place on October 31, 2008. We expect to distribute the Amerigo Energy Stock upon approval of the registration statement by the SEC.

      Q: WILL I BE ABLE TO RE-SELL MY NEW SHARES OF AMERIGO ENERGY STOCK?

The Common Stock of Amerigo Energy being distributed to Granite stockholders in the Reorganization is subject to Rule 145(d) of the Rules and Regulations of the U.S. Securities and Exchange Commission which governs resale of this Common Stock in the public market.

The Rule provides that any Granite stockholder receiving the shares may resell them after 90 days from the effective date of issuance (October 31, 2008) through a broker dealer in the public market in so-called "brokers transactions" as defined in SEC Rule 144.

Any person who has not been an "affiliate" of Amerigo Energy for at least 3 months may resell the shares free of the Rule 144 requirements after 6 months from the date they were acquired from Amerigo Energy as long as Amerigo Energy is current in its filings. After a holding period of one year, the shares may be sold without meeting any of the requirements of Rule 144. An "affiliate" is any person controlling, controlled by or under common control with the issuer. This is interpreted to include officers, directors and controlling stockholders of Amerigo Energy. "Affiliates will continue to be subject to the Rule 144 requirements described above.

      Q: WHAT DO I NEED TO DO NOW?

A: You do not need to take any action now. Once the necessary approvals have been obtained you will be notified as to the receipt of the Amerigo Energy Stock.

      Q: WHO CAN ANSWER MY QUESTIONS?

A: If you have questions about the Reorganization or desire additional copies of this prospectus/information statement, please contact:

     S. Matthew Schultz
     Chief Executive Officer
     Amerigo Energy, Inc.
     2580 Anthem Village Drive
     Henderson, NV 89052
     (702) 399-9777

SUMMARY

This summary highlights selected information from this prospectus/ information statement. It does not contain all of the information that may be important to you. You should read carefully this entire document and its exhibits and all other documents to which this prospectus/information statement refers. Page references are included in this summary to direct you to a more complete description of topics discussed in this prospectus/information statement.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

The Reorganization is intended to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and accordingly, for federal income tax purposes (i) no gain or loss will be recognized by Amerigo Energy or Granite as result of the reorganization. See further discussion under "Tax Consequences," page 19.


FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus/information statement which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements specifically identified as forward-looking statements within this prospectus/information statement. Examples of forward-looking statements include: (a) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (b) statements of plans and objectives of Amerigo Energy, or its respective directors and officers, including those relating to products or services; (c) statements of future economic results; and (d) statements of assumptions underlying the foregoing statements.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying the important factors that could cause actual results to differ materially from those discussed in the forward-looking statements. We desire to take advantage of the "safe harbor" provisions of that Act.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained or implied by such forward-looking statements because of various factors and possible events, including those factors specifically identified as "Risk Factors" in this prospectus/information statement beginning on page 8.

Forward-looking statements speak only as of the date on which they are made, and, except as may be required by law; Amerigo Energy does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Amerigo Energy or any person acting on behalf of Amerigo Energy are qualified in their entirety by the cautionary statements set forth in this prospectus/information statement.


RISK FACTORS

The Reorganization and the acquisition of Granite's assets and operations involve significant risks. Please refer to the section captioned "Forward-Looking Statements" on page 14 of this prospectus/information statement.

Risks Related to the Amerigo Energy's Business

Amerigo Energy is subject to a high degree of risk as Amerigo Energy is considered to be in unsound financial condition. The following risks, if any one or more occurs, could materially harm our business, financial condition or future results of operations. If that occurs, the trading price of the Amerigo Energy's Common Stock could further decline.

We Have a History

Since Amerigo Energy's inception (formerly known as Strategic Gaming Investments, Inc.) we have not been profitable and have reported net losses. For the years ended December 31, 2008 and December 31, 2008 we incurred net losses of $719,413 and $8,952,894, respectively. Our accumulated deficit as of December 31, 2008 was $13,013,897. No assurance can be given that Amerigo Energy will be successful in reaching or maintaining profitable operations, particularly given Amerigo Energy's lack of current business operations. Accordingly, we will likely continue to experience liquidity and cash flow problems.

Lack of Liquidity

Amerigo Energy's Common Stock is currently quoted for public trading on the Over-the-Counter Bulletin Board under the ticker symbol "AGOE". The trading price of the Amerigo Energy's common stock has been subject to wide fluctuations. Trading prices of Amerigo common stock may fluctuate in response to a number of factors, many of which will be beyond Amerigo Energy's control.

The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited or no business operations. These broad market and industry factors may adversely affect the market price of Amerigo Energy's Common Stock, regardless of our operating performance. Further, until such time as Amerigo Energy is an operating company, it is unlikely that a measurable trading market will exist for Amerigo Energy's Common Stock.

Amerigo Energy's Common Stock is a "Penny Stock" and should be Considered "High Risk" and Subject to Marketability Restrictions.

Since Amerigo Energy's Common Stock is a "penny stock", as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment. Until the trading price of the Common Stock rises above $5.00 per share, if ever, trading in the Common Stock is subject to the "penny stock" rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

   - Deliver to the customer, and obtain a written receipt for, a disclosure document;
   -  Disclose certain price information about the stock;
   - Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
   - Send monthly statements to customers with market and price information about the penny stock; and
   - In some circumstances, approve the purchaser's account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the "penny stock" rules may restrict the ability or willingness of broker-dealers to sell the Common Stock and may affect the ability of holders to sell their Common Stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Funding Difficulties

Given Amerigo Energy's historical operating results, obtaining financing will be extremely difficult. This is further compounded by the extremely limited liquidity in Amerigo Energy's Common Stock and the lack of business operations. Financing, if available, will likely be significantly dilutive to our common stockholders and will not necessarily improve the liquidity of Amerigo Energy's common stock without a vast improvement in our operating results. In the event we are unsuccessful in procuring adequate financing, our financial condition and results of operations will be further materially adversely affected.

"Going Concern" Qualification

As a result of Amerigo Energy's deficiency in working capital at December 31, 2007 and other factors, Amerigo Energy's auditors have stated in their report that there is substantial doubt about Amerigo Energy's ability to continue as a going concern. In addition, Amerigo Energy's cash position is inadequate to pay the costs associated with its operations. No assurance can be given that any debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should Amerigo Energy be unable to continue existence.

Risks Applicable to Amerigo Energy's Oil and Gas Business

Speculative Nature of Oil and Gas Development Activities ("Project"); Natural and Other Hazards. Exploration, drilling and development of oil and gas properties is not an exact science and involves a high degree of risk. There is no assurance that oil or gas will be found within any prospects or that, if found, sufficient oil or gas production will be obtained to enable Amerigo Energy to recoup its investment in the Project. During any drilling or completion of any prospect, Amerigo Energy could encounter hazards including unusual or unexpected formations, high formation, pressures or other conditions, blow-outs, fires, failure of equipment, and downhole collapses. There can be no assurance that in the event of such problems Amerigo Energy will have sufficient funds to solve such problems. Furthermore, the Project may be subject to liability for pollution and other damages and will be subject to statutes and regulations relating to environmental matters. Although Amerigo Energy and/or the operator drilling the prospects will obtain and maintain the insurance coverage, Amerigo Energy may suffer losses due to hazards against which it cannot insure or against which it may elect not to insure.

Drilling and Production Risks. Exploration for oil and gas is speculative by its very nature, and involves a high risk of loss. A large number of prospects result in dry holes, and others do not produce oil or gas in sufficient quantities to make them commercially profitable to complete or place in production. Many risks are involved that experience, knowledge, scientific information and careful evaluation cannot avoid. An investor must be prepared to lose all of an investment as there can be no assurance that any prospect will result in or continue to have oil or gas production or that production, if obtained, will be profitable. Oil and gas prospects sometimes experience production decline that is rapid and unexpected. Initial production from a prospect (if any) does not accurately indicate any consistent level of production to be derived from it.

Importance of Future Prices, Supply and Demand for Oil and Gas. The revenues which might be generated from the activities of Amerigo Energy will be highly dependent upon the future prices and demand for oil and gas. Factors which may affect prices and demand include worldwide supply; the price of oil produced in the United States or imported from foreign countries; consumer demand; price and availability of alternative fuels; federal and state regulation; and general, national and worldwide economic and political conditions.

In addition to the widely-recognized volatility of the oil market, the gas market is also unsettled due to a number of factors. In the past, production from gas prospects in many geographic areas of the United States has been curtailed for considerable periods of time due to a lack of market demand, and such curtailments may exist in the future. Further, there may be an excess supply of gas in the area of the prospects. In that event, it is possible that prospects will be shut in or that gas in those areas will be sold on terms less favorable than might otherwise be obtained. The combination of these factors, among others, makes it particularly difficult to estimate accurately future prices of oil and gas, and any assumptions concerning future prices may prove incorrect.

Competition. There are large numbers of companies and individuals engaged in exploration for oil and gas and the development of oil and gas properties. Accordingly, Amerigo Energy will encounter strong competition from independent operators and major oil companies. Many of the companies so encountered have financial resources and staffs considerably larger than those available to Amerigo Energy. There are numerous companies and individuals engaged in the organization and conduct of oil and gas programs and there is a high degree of competition among such companies in the offering of their programs.

Markets for Sale of Production. The ability of Amerigo Energy to market oil and gas found and produced, if any, will depend on numerous factors beyond the control of Amerigo Energy, the effect of which cannot be accurately predicted or anticipated. Some of these factors include, without limitation, lifting and transportation costs, the availability of a ready market, the effect of federal and state regulation of production, refining, transportation and sales, and general national and worldwide economic conditions. There is no assurance that Amerigo Energy will be able to market oil or gas produced by the prospects at prices that will prove to be economic after costs.

Price Control and Possible Energy Legislation. There are currently no federal price controls on oil or gas production so that sales of oil or gas by Amerigo Energy can be made at uncontrolled market prices. However, there can be no assurance that Congress will not enact controls at any time. No prediction can be made as to what additional energy legislation may be proposed, if any, nor which bills may be enacted nor when any such bills, if enacted, would become effective.

Environmental Regulations. The exploration, development and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various states and governmental agencies are considering, and some have adopted, laws and regulations regarding environmental control which could adversely affect the business of Amerigo Energy. Compliance with such legislation and regulations, together with any penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production. Some of these costs may ultimately be borne by Amerigo Energy.

Government Regulation. The oil and gas business is subject to extensive governmental regulation under which, among other things, rates of production from wells may be fixed. Governmental regulation also may limit or otherwise affect the market for production and the price which may be paid for that production. Governmental regulations relating to environmental matters could also affect Amerigo Energy's operations. The nature and extent of various regulations, the nature of other political developments and their overall effect upon Amerigo Energy are not predictable. The availability of a ready market for oil and gas, if any, discovered by Amerigo Energy or from existing production and the price obtained for the oil and gas will depend upon numerous factors, including the extent of domestic production and foreign imports of gas and/or oil, the proximity and capacity of pipelines, intrastate and interstate market demand, the extent and effect of federal regulations on the sale of oil and/or natural gas in interstate and intrastate commerce, and other government regulation affecting the production and transportation of oil and/or gas. In addition, certain daily allowable production constraints may change from time to time, the effect of which cannot be predicted by management. There is no assurance that Amerigo Energy will be able to market any oil or gas found or acquired by it at favorable prices, if at all.

Uninsured Risks and Other Potential Liabilities. Amerigo Energy's operations will be subject to all of the operating risks normally connected with drilling for and producing oil and gas, such as blow-outs, pollution, premises liability, workplace injury and other risks and events which could result in the Program incurring substantial losses or liabilities. Amerigo Energy anticipates securing insurance as it deems prudent, affordable, necessary and appropriate. Certain risks of Amerigo Energy, the Project, the Operator and Non-Operating interest holders are uninsurable and others may be either uninsured or only partially insured or limited because of high premium costs, the unavailability of such insurance and/or for other reasons. In the event Amerigo Energy and/or the Project incurs uninsured losses or liabilities, all parties may be at risk and the Project's funds available for exploration and development, as well as funds available for Amerigo Energy's other and ongoing operations, may be reduced or lost completely.

Decline Curve. Production from all oil and gas wells declines over time. The actual rate of decline is subject to numerous factors and cannot, in normal circumstances, be calculated in advance. Production also fluctuates for many reasons. Prospective investors should understand that production from any well may fluctuate and will ultimately decline, rendering the well non-commercial.

Dependence upon Amerigo and the Operators. The operations and financial success of Amerigo Energy depends significantly on its management and of the drilling guarantor. In the event that management of any of these companies becomes unable or unwilling to continue to direct the operations of Amerigo Energy, Amerigo Energy could be adversely affected.

Unpredictability of Oil and Gas Investment. Numerous factors, including fluctuations in oil and gas prices and operating costs and the productive life of the wells make it difficult to predict returns with any accuracy.

Marketing and Pricing. The market for oil and gas produced from the wells is difficult to predict, as well as the costs incurred in connection with such production. Particularly in the case of natural gas, a market may not immediately be available for the gas from a well because of its distance from a pipeline. The gas may therefore remain unsold for an indefinite period of time. Nevertheless, Amerigo Energy will exercise its best efforts to obtain a market for any natural gas produced from the well as soon as possible if production is achieved.

Costs of Treating Natural Gas. Companies that own natural gas production often require that natural gas have certain characteristics before they will purchase it. Gas from an Amerigo Energy well may have to be treated so that the purchasers will take delivery. This treatment might include increasing the pressure, dehydrating it, removing CO2 or other impurities and other items of a similar nature. These treatments may require that additional facilities be built or services be performed. Because these costs concern the operation of a gas well they are treated as lease operating expenses and are generally recouped out of production. The costs of any additional facilities are often paid initially by the first purchasers or gatherers of production, who then reimburse themselves by recouping these capital costs through a minimal reduction of the price paid for the gas. If any gas produced by a well requires special treatment as described above, Amerigo Energy will attempt to minimize the costs associated with treatment and maximize the Project's profits from the sale of the gas.

Delays in Receipt of Cash. Amerigo Energy is involved in the exploration for and development of oil and gas reserves. The unavailability of, or delay in obtaining, necessary materials for drilling and completion activities, or in securing title opinions dated to the first production, may delay, for significant periods after the discovery and production of hydrocarbons, the distribution of any cash to Amerigo Energy. Because each prospect will be drilled and completed in succession and not concurrently, revenue, if any, from each prospect will also be distributed in succession with the completion of the prospect.


MARKET PRICES AND DIVIDENDS AND OTHER DISTRIBUTIONS

STOCK PRICES

AMERIGO ENERGY, INC.

Amerigo Energy shares of Common Stock are not traded on an established market. Amerigo Energy Stock is traded through broker/dealers and in private transactions, and quotations are reported on the OTC Bulletin Board under the symbol "AGOE". OTC Bulletin Board quotations reflect interdealer prices, without mark-up, mark-down or commission and may not represent actual transactions. The table below sets forth the range of high and low prices paid for transactions in Amerigo Energy shares of Common Stock as reported on the OTC Bulletin Board for the periods indicated. No dividends have been declared or paid on Amerigo Energy Common Stock and none are likely to be declared or paid in the near future.

The following table sets forth the quarterly high and low bid prices for our Common Stock during our last three fiscal years, adjusted for the recent stock split. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and do not necessarily represent actual buy and sell transactions.

                                       		 COMMON STOCK
                                        	 High    Low
						------	------
FISCAL YEAR ENDED DECEMBER 31, 2006:
Fiscal Quarter Ended March 31, 2006    		190.00	130.00
Fiscal Quarter Ended June 30, 2006     		130.00	100.00
Fiscal Quarter Ended September 30, 2006		130.00	100.00
Fiscal Quarter Ended December 31, 2006 		125.00 	 75.00

FISCAL YEAR ENDED DECEMBER 31, 2007:
Fiscal Quarter Ended March 31, 2007     	 75.00 	 47.00
Fiscal Quarter Ended June 30, 2007      	 63.00 	 51.00
Fiscal Quarter Ended September 30, 2007 	 63.00   34.00
Fiscal Quarter Ended December 31, 2007  	 34.00   30.00

FISCAL YEAR ENDED DECEMBER 31, 2008:
Fiscal Quarter Ended March 31, 2008     	 30.00   12.00
Fiscal Quarter Ended June 30, 2008      	 15.00   12.00
Fiscal Quarter Ended September 30, 2008 	 18.00    4.00
Fiscal Quarter Ended December 31, 2008		 10.01	  3.75


GRANITE ENERGY, INC.

Granite Energy, Inc. shares of Common Stock are not traded on an established market. Granite Energy Stock is traded through broker/dealers and in private transactions, and quotations are reported on Pink Sheets under the symbol "GNGI.PK". Pink Sheets quotations reflect interdealer prices, without mark-up, mark-down or commission and may not represent actual transactions. The table below sets forth the range of high and low prices paid for transactions in Granite Energy shares of Common Stock as reported on the Pink Sheets for the periods indicated. No dividends have been declared or paid on Granite Energy Common Stock and none are likely to be declared or paid in the near future.

The following table sets forth the quarterly high and low bid prices for our Common Stock during our last three fiscal years, adjusted for any stock splits. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and do not necessarily represent actual buy and sell transactions.



                                       		 COMMON STOCK
                                        	 High    Low
						------	------
FISCAL YEAR ENDED DECEMBER 31, 2006:
Fiscal Quarter Ended March 31, 2006      	  8.70 	  4.83
Fiscal Quarter Ended June 30, 2006      	  6.04 	  4.35
Fiscal Quarter Ended September 30, 2006  	  4.83 	  3.09
Fiscal Quarter Ended December 31, 2006   	  4.21 	  2.18

FISCAL YEAR ENDED DECEMBER 31, 2007:
Fiscal Quarter Ended March 31, 2007      	  4.64 	  1.45
Fiscal Quarter Ended June 30, 2007       	  2.71 	  1.69
Fiscal Quarter Ended September 30, 2007 	  1.93 	  1.11
Fiscal Quarter Ended December 31, 2007  	  2.89 	  1.16

FISCAL YEAR ENDED DECEMBER 31, 2008:
Fiscal Quarter Ended March 31, 2008      	  2.48 	  0.30
Fiscal Quarter Ended June 30, 2008       	  1.01 	  0.36
Fiscal Quarter Ended September 30, 2008 	  0.90 	  0.38
Fiscal Quarter Ended December 31, 2008		  0.80	  0.17


DIVIDENDS AND OTHER DISTRIBUTIONS

Amerigo Energy has never paid cash dividends on our common stock or preferred stock. We currently intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends in the foreseeable future.

Granite Energy has never paid any dividends on its common stock.

HOLDERS

On December 31, 2008, there were approximately 63 holders of Amerigo Energy, Inc. Common Stock and approximately 410 holders of Granite Energy Common Stock.

THE REORGANIZATION

The Reorganization Agreement provided for a corporate reorganization of Amerigo Energy in which Amerigo Energy on October 31, 2008 acquired substantially all of the assets and operations of Granite in exchange for 10,000,000 newly issued shares of Amerigo Energy Stock. The Reorganization Agreement is filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus/information statement is a part.

THE PARTIES

AMERIGO ENERGY, INC.
2580 Anthem Village Drive
Henderson, NV 89052
(702) 399-9777

Amerigo Energy, formerly known as Strategic Gaming Investments, Inc., was incorporated under the laws of the State of Delaware in 1973. Amerigo Energy has one wholly-owned subsidiary, Amerigo, Inc., a Nevada corporation ("Amerigo") and a majority owned investment in GreenStart, Inc., a Nevada corporation ("GreenStart"). Effective September 3, 2008 Amerigo Energy declared a dividend to its shareholders of all the outstanding shares of common stock of another subsidiary, Strategic Gaming Investments, Inc., a Nevada corporation and another subsidiary, The Ultimate Poker League, Inc., also a Nevada corporation was liquidated and dissolved.

Prior to the acquisition of the assets of Granite, Amerigo Energy operated in the gaming, entertainment and hospitality sectors. Amerigo Energy Common Stock shares are traded on the OTC Bulleting Board through the National Association of Securities Dealer Automated Quotation Bulleting Board System, under the symbol "AGOE".

Amerigo, Inc., incorporated in Nevada on January 11, 2008, holds certain assets formerly of Granite, including computers, software, telephone system, small office equipment, machinery, and furniture.

GreenStart was incorporated in Nevada on June 12, 2007. GreenStart has significant patents, licenses and technologies that are sustainable in producing large volumes of clean, renewable, non-global warming energy from the conversion of any carbon-based feedstock either solid or liquid, such as municipal solid waste (MSW), coal, sewage, used tires, forestry waste, agriculture waste, animal carcasses and biomass to a flexible combination of electricity, steam, fuels, chemicals and hydrogen. This approach carries with it some distinct social and economic advantages. GreenStart's units offer value by generating substantial revenue streams, eliminating the need for future landfills, while creating energy and renewable fuels from waste products with little or no value. This primary energy is converted with greater efficiency and with less waste than current methods.

GreenStart's Downdraft Gasification technology overcomes many problems related to other gasifiers, producing a clean Synthesis gas (made up primarily of Hydrogen and Carbon Monoxide). The Syn-gas is efficiently converted by a Catalytic Slurry Cyclone Reactor licensed by the University of Utah into liquid fuels (Dimethyl Ether, Ethanol, Gasoline, Jet Fuel or Diesel Fuel) or can be burned directly in a gas turbine to create electricity. The Dimethyl Ether
(DME) like Syn-gas is a building block used in the chemical industry and can be converted to several different products, depending on the catalyst used. Results are 100% green power, water and air emissions that are environmentally safe.


GRANITE ENERGY, INC.
2580 Anthem Village Drive
Henderson, NV 89052
Phone: (702) 588-5960

Granite Energy, formerly known as Wcollect Inc., was, prior to the Reorganization, an independent energy company headquartered in Salt Lake City, Utah, focused on oil and gas development, exploration and production. Granite Energy was incorporated under the laws of Nevada on December 1, 2005. In the Reorganization, Granite on October 31, 2008, transferred substantially all its assets and operations to Amerigo Energy in return for Amerigo Energy Stock. Upon the approval of the registration statement by the SEC Granite will no longer own the Amerigo Energy Stock. Granite will distribute the Amerigo Energy Stock to Granite shareholders.


CONDITIONS TO THE REORGANIZATION

The completion of the Reorganization depends upon the satisfaction of a number of conditions, including the approval of the United States Securities and Exchange Commission to the distribution of the Amerigo Energy Stock to Granite shareholders.

SELECTED FINANCIAL DATA OF AMERIGO ENERGY. (HISTORICAL)

The following table sets forth selected consolidated historical data of Amerigo Energy (formerly Strategic Gaming Investments, Inc.) for the periods and at the dates indicated. This data has been derived in part from and should be read together with the audited consolidated financial statements and notes thereto included elsewhere in this prospectus/information statement. Financial data at December 31, 2008 and 2007, is derived from audited financial data included elsewhere in this prospectus/information statement. Amerigo Energy believes that the financial data reflects all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of results of operations for those periods and financial position at those dates.



                                             FOR THE YEAR ENDED DEC 31
                                            2008                   2007
					------------	     ------------

INCOME STATEMENT DATA
 Total Revenue                                50,743			-
 Cost of goods sold                           19,173                    -
 Gross profit                                 31,570                    -
 Total operating expenses                    848,306            6,142,198
 Total other expenses (income)               (81,139)           2,810,698

 Net Loss                                   (735,597)          (8,952,896)

PER SHARE DATA
 Basic and diluted per share loss              (0.04)               (0.98)
 Weighted avg. shares outstanding         20,071,235            9,180,470


                                        DEC 31, 2008         DEC 31, 2007
					------------	     ------------
BALANCE SHEET DATA (PERIOD END)
 Total assets                             12,651,323              503,793
 Accounts payable                            164,186              208,623
 Accounts payable - related party             46,216              179,533
 Bank overdraft                                    -                7,116
 Accrued interest                                  -               65,030
 Advances from related parties                38,361               97,401
 Lawsuit settlement payable                                             -
 Accrued payroll for related party            70,666              577,235
 Convertible notes paybale                         -          	  184,629
 Shareholder's deficit                    12,331,894             (815,774)

SELECTED FINANCIAL DATA OF GRANITE ENERGY (HISTORICAL)

The following table sets forth selected consolidated historical data of Granite for the periods and at the dates indicated. This data has been derived in part from and should be read together with the audited consolidated financial statements and notes thereto included elsewhere in this prospectus/information statement. Financial data at December 31, 2008 and 2007 is derived from audited financial data included elsewhere in this prospectus/information statement.

Granite believes that the financial data reflects all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of results of operations for those periods and financial position at those dates.

                                             FOR THE YEAR ENDED DEC 31
                                            2008                   2007
					------------	     ------------

INCOME STATEMENT DATA
 Revenues                                 1,540,687             3,838,458
 Cost of sales                            1,580,712             2,237,534
 Gross Profit                               (40,025)            1,600,924
 Total operating expenses                 2,531,096            10,847,929
 Total other expenses (income)              824,856                34,524
Net Loss                                 (3,395,976)           (9,281,529)

PER SHARE DATA
 Basic and diluted per share loss             (0.06)                (0.16)
 Weighted avg. shares outstanding        54,684,972            58,236,986


                                        DEC 31, 2008         DEC 31, 2007
					------------	     ------------
BALANCE SHEET DATA (PERIOD END)
 Total assets                              6,948,308           15,698,354
 Accounts payable                             56,235               85,754
 Accounts payable - related party             29,632
 Payroll liabilities                          19,234                    -
 Other liabilities                                 -               49,131
 Long term liabilities                     7,525,356           12,946,258
 Shareholder's equity                       (681,194)           2,617,211

SELECTED PRO FORMA FINANCIAL INFORMATION

The table below sets forth selected pro forma combined consolidated financial information for Amerigo Energy and Granite for the fiscal years ended December 31, 2008 and 2007. Amerigo Energy's information is derived from and should be read in conjunction with the historical financial statements of Amerigo Energy that appear elsewhere in this prospectus/information statement, and with the pro forma condensed combined consolidated financial statements of Amerigo Energy, which give effect to the reorganization and which appear in this prospectus/information statement under the caption "Pro Forma Financial Information, page 59. The pro forma condensed combined consolidated financial information has been prepared on the basis of the purchase method of accounting, assuming that 10,000,000 shares of Amerigo Energy Common Stock were issued in the Reorganization and that no Amerigo Energy shareholders have dissenters' rights. For a discussion of the purchase method of accounting, see "Accounting Treatment" on page 20 of this prospectus/information statement.



                                    YEAR ENDED
                                   DEC 31, 2008
				   ------------
INCOME STATEMENT DATA
 Revenues                                50,743
 Cost of sales                           19,173
 Gross Profit                            31,570
 Total operating expenses               848,306
 Total other expenses (income)          (81,139)
Net Loss                               (735,597)


                                      DEC 31, 2008      DEC 31, 2007
				      ------------	------------
BALANCE SHEET DATA (PERIOD END)
 Total assets                           12,651,323        16,202,147
 Accounts payable                          164,186           294,377
 Accounts payable - related party           46,216                 -
 Payroll liabilities                        70,666           577,235
 Other liabilities                          38,361            49,131
 Long term liabilities                           -        13,130,887
 Shareholder's equity                   12,331,894         1,801,437

SOLICITATION AND REVOCATION OF PROXIES

Solicitation and revocation of proxies are not applicable to this transaction. Amerigo Energy shareholders are not entitled to vote on this Asset Purchase transaction. In accordance with Nevada Revised Statutes a majority of shareholders of Granite have consented to the Reorganization.

BACKGROUND OF THE REORGANIZATION

The Amerigo Energy management has periodically discussed with Granite executives and reviewed with its management team and industry consultants, the business of oil and gas, strategic directions, and financial performance. The management of both companies has at times also discussed various potential strategic options, including strategies to increase Amerigo Energy's market area and products offerings, with the intent of ultimately creating more value for its shareholders.

A challenge for the Amerigo Energy and Granite management has been the growth, and the general state of the oil and gas industry regionally and nationally. The parties have also recognized the environment of heightened regulatory scrutiny of the oil and gas industry, the increasing costs of exploration and drilling, and the impact of economic issues on existing oil prices well as the availability of alternative fuel in the market.

The parties have identified impediments to future growth and profitability including expensive technological changes, the proliferation of competition in the oil and gas industry, and the increase in cost of doing business due to heightened regulatory demands.

As part of that engagement, and following input by Granite executives with regard to the strategic alternatives faced by Amerigo Energy, relevant financial projections, and the advantages and disadvantages to Granite of remaining independent, Amerigo Energy decided to seek further input as to whether there may be parties interested in a strategic combination with Amerigo Energy.

AMERIGO ENERGY'S AND GRANITE'S REASONS FOR THE REORGANIZATION

The Amerigo Energy and Granite Board of Directors determined that the Reorganization Agreement is fair to, and in the best interest of, Amerigo Energy, Granite and their shareholders. In reaching their decisions to approve the Reorganization Agreement, Board of Directors of Amerigo Energy and Granite consulted with management, as well as its financial and legal advisors, and considered a number of factors, including the following (i) increased ability to raise capital, (ii) greater liquidity for shareholders, (iii) greater transparency as a registered company, and (iv) opportunity to make future acquisitions.

STOCK ISSUANCE AND SETTLEMENT OF LIABILITIES

Payment of Indebtedness

As contemplated by the terms of the Reorganization Agreement, on October 31, 2008, the following transactions took place:

(i)General Accounts Payable of Amerigo Energy shall be converted into 182,030 shares of Common Stock in exchange for full releases.

(ii)UPL shall be liquidated concurrent with the Closing. As a creditor of Amerigo Energy, UPL, shall execute a full release in favor of Amerigo Energy and Granite.

(iii)The Amerigo Energy account payable in favor of Gregory L. Hrncir, outside counsel to Amerigo Energy, shall remain with Amerigo Energy post-Closing.

(iv)The Amerigo Energy account payable in favor of Franklin Griffith & Associates shall be converted into 48,045 shares of Common Stock of Amerigo Energy in exchange for a full release prior to the Closing.

(v)The Amerigo Energy account payable in favor of Kenneth D. Olsen shall be converted into 5,200 shares of Common Stock of Amerigo Energy in exchange for full release prior to the Closing.

(vi)The Amerigo Energy account payable in favor of Maren Life Reinsurance Ltd. shall be converted 4,000 shares of Common Stock of Amerigo Energy in exchange for a full release prior to Closing.

(vii)The Amerigo Energy account payable in favor of Reeves Evans McBride & Zhang LLP, the independent auditors of Amerigo Energy, shall remain with Amerigo Energy post-Closing.

(viii) The Amerigo Energy account payable in favor of Anthem Village Executive Suites shall remain with Amerigo Energy post-Closing and shall be payable in the form of 12,423 shares of Common Stock of Amerigo Energy in exchange for a full release post-Closing.

(ix)The Granite account payable in favor of American Stock Transfer and Trust Company shall be assumed by Amerigo Energy post-Closing and shall be paid in the form of cash.

(x)The Amerigo Energy account payable in favor of De Joya Griffith & Company shall remain with Amerigo Energy post-Closing and shall be paid in the form of 12,587 shares of Common Stock of Amerigo Energy in exchange for a full release.

(xi)The outstanding Amerigo Energy accrued salaries and related party loans shall be addressed as follows:

(xii)Jason F. Griffith - outstanding salary and loans to Amerigo Energy to be converted into 36,170 shares of Amerigo Energy Common Stock as set forth in Exhibit C in exchange for a full release prior to the Closing.

(xiii) Franklin Griffith & Associates - which represents outstanding salary and related party loans to/from Lawrence S. Schroeder shall be converted into 45,094 shares of Common Stock of Amerigo Energy in exchange for a full release prior to the Closing

(xiv) The Amerigo Energy outstanding loan payable in favor of S. Matthew Schultz shall be converted into 18,511 shares of Common Stock of Amerigo Energy in exchange for a full release prior to Closing.

(xv)All intercompany loans between Amerigo Energy and its subsidiaries will be forgiven.


ACQUISITION AND DISPOSAL OF ASSETS

The following is an analysis of the consideration given and assets received by Amerigo Energy in connection with the reorganization:


Assets acquired:

   Proved reserves       	$ 2,001,368
   Unproved reserves                345,912
   Software                           6,927
   Building                         103,133
   Leasehold improvements            78,659
   Furniture & fixtures              21,873
   Vehicle                           13,301
   Equipment                         28,010
   Receivables                       48,056
   Deposit                              950
   Notes receivable                 775,816
				-----------
Total assets acquired             3,424,006
				===========
Consideration given:
   Common stock
   (10,000,000 shares)            3,424,006
				-----------
Total consideration given 	$ 3,424,006
				===========


DISSENTERS' RIGHTS

Granite shareholders do not have dissenters' rights under Nevada Revised Statutes, Section 92A.380.

TAX CONSEQUENCES

Amerigo Energy has received an analysis from De Joya Griffith & Company, LLC, dated August 13, 2008 ("DeJoya") in which Griffith & Company determined that an acquisition, as this one, in which substantially all of the assets and operations of Granite have been exchanged for shares of Amerigo Energy Stock qualifies for non-recognition of income treatment under the Internal Revenue Code (the "Code"), specifically Section 368(a)(1). "Substantially all" means that at a minimum 90 percent of the fair market value of net assets of Granite and 70 percent of the fair market value of the gross assets held by Granite prior to the exchange. See exhibit 8.1 Opinion Regarding Tax Matters.

TAX CONSEQUENCES TO AMERIGO ENERGY AND GRANITE

No gain or loss will be recognized by Amerigo Energy or Granite as a result of the Reorganization. The tax basis of the assets of Granite in the hands of Amerigo Energy will be the same as the tax basis of such assets in the hands of Granite prior to the consummation of the Reorganization. The holding period of the assets of Granite to be received by Amerigo Energy will include the period during which such assets were held by Granite.

HOLDING PERIOD.

The holding period of the Amerigo Stock received by a Granite shareholder will commence at the time such shares are received.

REORGANIZATION TAX TREATMENT

The Reorganization is a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and Amerigo Energy and Granite each will be a "party to the reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

ACCOUNTING TREATMENT

The Reorganization will be accounted for as a purchase in accordance with U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets of Granite will be recorded at estimated fair market value at the time the Reorganization is consummated. The excess of the estimated fair market value of Amerigo Energy Stock issued and the direct costs of the acquisition over the assets will be recorded as goodwill. The adjustments necessary to record assets at fair value will be amortized to income and expensed over the estimated remaining lives of the related assets. Remaining goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

The pro forma results of applying the purchase method of accounting are shown in the unaudited pro forma financial information appearing elsewhere in this prospectus/information statement. See "Pro Forma Financial Information" of this prospectus/information statement.

RESALE OF AMERIGO ENERGY STOCK

Amerigo Energy has registered the Amerigo Energy Stock issued in the Reorganization with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Upon the effectiveness of the registration statement, the resale or other transfer of the Amerigo Stock issued in the Reorganization will be free from restriction, except for restrictions imposed by SEC Rule 145 on re-sales or transfers by any Granite shareholder.

RESALE OF AMERIGO ENERGY SECURITIES

The Common Stock of Amerigo Energy being distributed to Granite stockholders in the Reorganization is subject to Rule 145(d) of the Rules and Regulations of the U.S. Securities and Exchange Commission which governs resale of this Common Stock in the public market.

The Rule provides that any Granite stockholder receiving the shares may resell them after 90 days from the effective date of issuance through a broker dealer in the public market in so-called "brokers transactions" as defined in SEC Rule 144.

Any person who has not been an "affiliate" of Amerigo Energy for at least 3 months may resell the shares free of the Rule 144 requirements after 6 months from the date they were acquired from Amerigo Energy as long as Amerigo Energy is current in its filings. After a holding period of one year, the shares may be sold without meeting any of the requirements of Rule 144. An "affiliate" is any person controlling, controlled by or under common control with the issuer. This is interpreted to include officers, directors and controlling stockholders of Amerigo Energy. "Affiliates will continue to be subject to the Rule 144 requirements described above.

THE REORGANIZATION AGREEMENT

The following is a description of the material terms of the Reorganization Agreement. A complete copy of the Reorganization Agreement is attached as exhibit 2.1 to the registration statement of which this prospectus is a part of (see www.sec.gov).

Pursuant to the terms and subject to the conditions of the Reorganization Agreement, on October 31, 2008 Granite transferred substantially all its assets and operations to Amerigo Energy in exchange for 10,000,000 shares of Amerigo Energy Common Stock (the "Amerigo Energy Stock"). Re-sale of the Amerigo Energy Stock is restricted, subject to SEC effectiveness of the registration statement and to the provisions of SEC Rule 145.

As promptly as practicable after the effective date of the registration statement Amerigo Energy's transfer agent will mail to each holder of Amerigo Energy Stock certificates for the Amerigo Energy Stock.

INFORMATION WITH RESPECT TO AMERIGO ENERGY, INC.

DESCRIPTION OF AMERIGO ENERGY'S BUSINESS

General

The Amerigo Energy's business plan includes developing oil and gas reserves while increasing the production rate base and cash flow. It plans to continue acquiring oil and gas leases for drilling and to take advantage of other opportunities and strategic alliances.

As an independent energy company headquartered in Salt Lake City, Amerigo Energy, through its wholly owned subsidiary, Amerigo, is focused on obtaining oil and gas reserves through acquisition of proved developed producing wells, developing economical and viable exploitation and exploration drilling prospects, optimizing the production from Amerigo Energy's current base oil and gas properties, and optimizing the processing of marketable oil and gas sold at the optimum oil and gas prices for Amerigo Energy's area of operations. Through analysis and research, Amerigo Energy seeks to reduce risk by following investment criteria which identify low to medium risk drilling opportunities within existing oil and gas fields, while selecting optimal drilling sites with the optimal potential of developing the maximum amount of oil and gas reserves. Amerigo Energy believes that this increases the probability of developing economic oil and gas reserves and cash flows that will benefit both Amerigo Energy and shareholders.

DESCRIPTION OF GREENSTART'S BUSINESS

General

GreenStart was incorporated in Nevada on June 12, 2007. GreenStart has significant patents, licenses and technologies that are sustainable in producing large volumes of clean, renewable, non-global warming energy from the conversion of any carbon-based feedstock either solid or liquid, such as municipal solid waste (MSW), coal, sewage, used tires, forestry waste, agriculture waste, animal carcasses and biomass to a flexible combination of electricity, steam, fuels, chemicals and hydrogen. This approach carries with it some distinct social and economic advantages. GreenStart's units offer value by generating substantial revenue streams, eliminating the need for future landfills, while creating energy and renewable fuels from waste products with little or no value. This primary energy is converted with greater efficiency and with less waste than current methods.

GreenStart's Downdraft Gasification technology overcomes many problems related to other gasifiers, producing a clean Synthesis gas (made up primarily of Hydrogen and Carbon Monoxide). The Syn-gas is efficiently converted by a Catalytic Slurry Cyclone Reactor licensed by the University of Utah into liquid fuels (Dimethyl Ether, Ethanol, Gasoline, Jet Fuel or Diesel Fuel) or can be burned directly in a gas turbine to create electricity. The Dimethyl Ether
(DME) like Syn-gas is a building block used in the chemical industry and can be converted to several different products, depending on the catalyst used. Results are 100% green power, water and air emissions that are environmentally safe.

DESCRIPTION OF AMERIGO, INC'S BUSINESS

Amerigo, Inc., incorporated in Nevada on January 11, 2008, holds certain assets formerly of Granite, including computers, software, telephone system, small office equipment, machinery, and furniture. Amerigo was a subsidiary of Granite to the transaction between Amerigo Energy and Granite.

Amerigo Energy shares of Common Stock are not traded on an established market. Amerigo Energy Stock is traded through broker/dealers and in private transactions, and quotations are reported on the OTC Bulletin Board under the symbol "AGOE". OTC Bulletin Board quotations reflect interdealer prices, without mark-up, mark-down or commission and may not represent actual transactions. The table below sets forth the range of high and low prices paid for transactions in Amerigo Energy shares of Common Stock as reported on the OTC Bulletin Board for the periods indicated. No dividends have been declared or paid on Amerigo Energy Common Stock and none are likely to be declared or paid in the near future.

INDEX TO AMERIGO ENERGY FINANCIAL INFORMATION

(1) Financial Statements at and as of December 31, 2008 (Unaudited):

     a.Consolidated  Balance  Sheets  as  of December 31, 2008 and December 31,
       2007
     b.Consolidated Statements of Income for the years ended December 31,
       2008 and 2007
     c.Consolidated  Statements  of Cash Flows  for  the  twelve  months  ended
       December 31, 2008 and 2007
     d.Notes to Consolidated Financial Statements


Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545
2228 South Fraser Street
Fax (303) 369-9384
Unit I
Email larryodonnellcpa@msn.com
Aurora, Colorado 80014
www.larryodonnellcpa.com


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Amerigo Energy, Inc.

I have audited the accompanying consolidated balance sheet of Amerigo Energy, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amerigo Energy, Inc as of December 31, 2008 and 2007, and the consolidated results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $13,013,897 at December 31, 2008. Additionally, for the year ended December 31, 2008, the Company a net loss of $735,597. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



LARRY O'DONNELL, CPA, P.C.

April 15, 2009

					AMERIGO ENERGY, INC
			  (FORMERLY STRATEGIC GAMING INVESTMENTS, INC.)
				   CONSOLIDATED BALANCE SHEETS



                                                                         AS OF                    AS OF
                                                                     DECEMBER 31,             DECEMBER 31,
									  2008			   2007
								     ------------	       -----------
                             ASSETS
Current assets
	Cash                                                         $	    1,300              $	 -
	Receivables							   22,187			 -
								     ------------	       -----------
          Total current assets					           22,187                        -

Other current assets
	Bank receivable								-                    3,693
	Advances to related party					   30,559                  500,100
	Notes receivable - related party				  358,949
	Accrued interest receivable - related party			   18,287
								     ------------	       -----------
Total other current assets	                 			  407,795 		   503,793

Property, plant and equipment
	Leasehold Improvements	                    			   76,460 		         -
	Office equipment, net of depreciation	                   	   20,648 		         -
	Vehicles, net of depreciation	                    		   12,883 		         -
	Property and Equipment, net	                  		  129,372 		         -
	Proved reserves, net of depletion	              		6,032,016 		         -
	Unproved reserves, net of depletion	               		5,512,163 		         -
	Software, net	                      				    6,724 		         -
								     ------------	       -----------
Total property, plant and equipment	            		       11,790,265 		         -

Other Assets
	  Investment in GreenStart	                    		   42,236 		         -
	  Note receivable	                  			  386,590 		         -
	  Deposits	                         			      950 		         -
Total other assets	 					     $    429,776 	       $         -
								     ------------	       -----------
Total assets	 						     $ 12,651,323 	       $   503,793
								     ============	       ===========
 LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities
	Accounts payable and accrued liabilities	 	     $    164,186 	       $   208,623
	Accounts payable - related party	                    	   46,216 		   179,533
	Accrued interest	                             			- 		    65,030
	Advances from related parties	                    		   38,361 		    97,401
	Bank overdraft	                             				- 		     7,116
	Payroll liabilities	                    			   70,666 		   577,235
								     ------------	       -----------
Total current liabilities	                  			  319,429 		 1,134,938

Convertible notes payable to related party	                                - 		   184,629
								     ------------	       -----------
Total liabilities	                  				  319,429 		 1,319,567

Stockholders' (deficit)
	Preferred stock (25,000,000 shares
	auth & 0 shares outstanding)	                             		- 		         -
	Common stock; $.001 par value;
	100,000,000 shares authorized;
	20,071,235 shares outstanding
	at December 31, 2008	                    			   30,613 		     9,447
	Additional paid-in capital	            		       25,968,778 		12,541,764
	Stock receivable	                			 (665,600)
	Common stock payable	                   			   12,000
	Accumulated deficit	          			      (13,013,897)	       (13,366,985)
								     ------------	       -----------
Total stockholders' (deficit)	             			       12,331,894 		  (815,774)
								     ------------	       -----------
Total liabilities and stockholders' (deficit)			     $ 12,651,323 	       $   503,793
								     ============	       ===========



			See Accompanying Notes to Financial Statements

					AMERIGO ENERGY, INC
			  (FORMERLY STRATEGIC GAMING INVESTMENTS, INC.)
                    	      CONSOLIDATED STATEMENTS OF OPERATIONS



			 						   Year ended		   Year ended
									December 31, 2008	December 31, 2007
									-----------------	-----------------

Revenue
	Oil revenues	                    				$	   14,312 	$	        -
	Gas revenues	                   					   10,431 		        -
	Sale on oil packages	                    				   26,000 		        -
									-----------------	-----------------
		Total Revenue	                   				   50,743 		        -

Cost of Sales
	Cost of oil packages	                    				   19,173 		        -
									-----------------	-----------------
		Total cost of goods sold	                    		   19,173 		        -

Gross Profit	                    						   31,570 		        -

Operating expenses
	Lease operating expenses	                    			   16,184 		        -
	Compensation expense	                              				- 		4,361,888
	Consulting expense	                  				  586,498 		1,175,129
	Selling, general and administrative	                   		   81,748 		  605,181
	Professional fees	                 				  119,700 		        -
	Depreciation and amortization expense	                     		    5,818 		        -
	Depletion expense	                    				   38,357 		        -
									-----------------	-----------------
		Total operating expenses	                  		  848,306 		6,142,198
									-----------------	-----------------
		Loss from operations	                 			 (816,736)	       (6,142,198)

Other income (expenses):
	Amortization of discount on convertible
		notes payable	                              				- 		  (78,012)
	Loss from rescinded merger	                              			- 	       (2,576,786)
	Interest expense on warrant with
		convertible notes payable	                              		- 		  (59,973)
	Interest expense	                              				- 		  (95,927)
	Interest income	                    					   18,287 		        -
	Gain on extinguishment of debt	                    			   62,852 		        -
									-----------------	-----------------
		Total other income (expenses)	                    		   81,139 	       (2,810,698)
									-----------------	-----------------
		Loss before provision for income taxes	                 	 (735,597)	       (8,952,896)

Provision for income taxes	                              				- 		        1

Net loss		 						$        (735,597)      $      (8,952,895)
									=================	=================
Basic and diluted (loss) per common share					    (0.04)		    (0.98)
									=================	=================
Basic and diluted weighted average common shares
	outstanding	             					       20,071,235 		9,180,470
									=================	=================


			See Accompanying Notes to Financial Statements


					AMERIGO ENERGY, INC
			  (FORMERLY STRATEGIC GAMING INVESTMENTS, INC.)
			 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                	Additional      Stock       	Stock                          	Total
                                    			Paid-in    	Subscriptions   Subscriptions	Accumulated   	Stockholders'
                             Shares        Amount     	Capital       	Receivable    	Payable        	Deficit         Deficit
			     ----------	   --------	-----------	-------------	-------------	------------	------------
Balance, December 31,     	402,357    $  8,047     $ 3,580,849  	$	    -   $	    -   $ (4,414,090)  	    (825,194)
2006			     ==========	   ========	===========	=============	=============	============	============

Shares issued for          	 40,000         800       2,479,200            (2,500)              -              -       2,477,500
merger with Neolink

Issuance of                           -           -         377,558                 -          	    -              -         377,558
convertible debt
agreements

Shares issued for          	 30,000         600               -                 -          	    -              -             600
settlement of merger
rescission

Issuance of stock                     -           -       1,031,050                 -          	    -              -       1,031,050
options for services

Issuance of stock                     -           -       4,361,888                 -          	    -              -       4,361,888
options of
compensation

Issuance of                           -           -         602,524                 -          	    -              -         602,524
convertible debt
agreements

Write off of stock                                                     		2,500          	    -                          2,500
receivable

Issuance of                           -           -         108,695                 -          	    -              -         108,695
convertible debt
agreements

Net loss			      -		  -		  -		    -		    -	  (8,952,893)	  (8,952,893)
			     ----------	   --------	-----------	-------------	-------------	------------	------------
Balance, December 31,           472,357       9,447 	 12,541,764 	$           -          	    -   $(13,366,983)       (815,772)
2007			     ==========	   ========	===========	=============	=============	============	============

Settlement of accrued                 -           -         441,963                 -          	    -              -         441,963
payroll

Conversion of notes        	 82,419       1,648         846,765                 -          	    -              -         848,413
payable

Issuance of stock                     -           -         476,418                 -          	    -              -         476,418
options for services

Write off of			      -		  -	 (1,028,949)		    -		    -		   -	  (1,028,949)
previously
consolidated interco.
loan

Write off of disolved		      -		  -	 (1,088,776)		    -		    -	   1,088,684		 (92)
and spun off entities

Settlement of debts as          182,030         182         454,893                 -          	    -              -         455,075
part of the
reorganization

Shares issued for      	     10,000,000      10,000       3,414,006                 -          	    -              -       3,424,006
assets as part of
reorganization

Stock receivable           	 80,000          80         665,520          (665,600)              -              -               -
issued - see note 4

Shares issued for             9,254,429       9,254       9,245,175                 -          	    -              -       9,254,429
purchase of oil
intersts

Stock payable for                     -           -               -                 -          12,000              -          12,000
warrants
                                                                                                                   -
Net loss                       	      -           -               -                 -          	    -       (735,597)      (735,597)
			     ----------	   --------	-----------	-------------	-------------	------------	------------
Balance, December 31,  	     20,071,235    $ 30,612     $25,968,778     $    (665,600)  $      12,000   $(13,013,896)   $ 12,331,894
2008			     ==========	   ========	===========	=============	=============	============	============



			See Accompanying Notes to Financial Statements


     					AMERIGO ENERGY, INC
			  (FORMERLY STRATEGIC GAMING INVESTMENTS, INC.)
                     	      CONSOLIDATED STATEMENTS OF CASH FLOWS



									Audited			Audited
									12 months ended		12 months ended
									December 31,		December 31,
									2008			2007
									---------------		---------------
Cash flows from operating activities:
Net loss	 							$      (735,597)	$    (8,952,895)
Adjustments to reconcile net loss to
  net cash used by operating activities:
Changes in operating assets and liabilities:
	Accounts receivable	 					$       (27,048)	$             -
	Stocks and options issued for services / to settle debt	                 (2,169)	      5,392,938
	Increase / (decrease) in stock subscription	                              -   		  2,500
	Interest expense on warrant with convertible notes payable	              -   		113,416
	Amortization of discount on convertible notes payable	                      -   		 71,213
	Forgiveness of related party payable	                   		 61,881 		      -
	Cost associated with rescinded merger	                           	      -   		    600
	Loss associated with rescinded merger	                           	      -   	      2,467,808
	Stock options issued	                 				476,418 		      -
	Depreciation and amortization	                           		      -   		  2,597
	(Increase) / decrease in prepaid expenses	                              -   		    999
	(Increase) / decrease in loans and bank receivables	                 11,990 		  4,535
	Increase / (decrease) in accounts payable	                 	220,317 		115,346
	Increase / (decrease) in accounts payable - related party	       (133,317)		149,532
	Increase / (decrease) in accrued interest	                              -   		 65,030
	Increase / (decrease) in accrued payroll	                   	 53,801 		 89,438
									---------------		---------------
		Net cash used by operating activities			$       (73,724)	$      (476,944)

Cash flows from investing activities:
Purchase of property and equipment	 				$             -   	$             -
									---------------		---------------
		Net cash used by investing activities	 		$             -   	$             -

Cash flows from financing activities:
Increase in bank overdraft	                             			      - 	$         7,116
Advance to (from) related party	                   				 70,140 	$      (533,858)
Proceeds from stock receivable	                   				 12,000 	$        12,500
Proceeds from issuance of convertible notes payable	                              - 	$       965,970
									---------------		---------------
			Net cash provided by financing activities 	$        82,140 	$       451,728
									---------------		---------------
Net increase in cash	 						$         8,416 	$       (25,216)

Cash, beginning of period	 					$        (7,116)	$        25,215
									---------------		---------------
Cash, end of period	 						$         1,300 	$            (1)
									===============		===============
Supplementary cash flow information:
	Interest paid	 						$             -   	$            10
	Receivable of shares issued	 				$        12,000 	$        15,000
	Fair value of warrants issued with convertible notes payable	$             -   	$       282,989
	Discount on convertible notes payable	 			$             -   	$        91,761


			See Accompanying Notes to Financial Statements


                             AMERIGO ENERGY, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

Description of Business and History - Strategic Gaming Investments, Inc., a Delaware corporation ("SGME" or the "Company"), formerly named Left Right Marketing Technology, Inc., was incorporated in 1973. Prior to June 2003, the Company was involved in various businesses, none of which were successful. On June 30, 2003, the Company executed a binding letter of intent which resulted in a merger with Left Right Marketing & Technology, Inc., a Nevada corporation ("LRMT"), in September 2003.

On November 4, 2005, the Company entered into an agreement and plan of reorganization, or the Merger Agreement, with Strategic Gaming Investments, Inc., a Nevada corporation, or SGI. The transaction between the Company and SGI has been accounted for as a recapitalization. Since SGI was the only operating company in the exchange and the stockholders of SGI received a substantial majority of the voting securities of the combined companies, the transaction exchange has been accounted for as a "reverse acquisition" and, effectively, as a recapitalization, in which SGI has been treated as the accounting acquirer (and the legal acquiree), and the Company has been treated as the accounting acquiree (and the legal acquirer).

In August of 2008, our Board of Directors voted to get approval from the shareholders of the Company for a name change from Strategic Gaming Investments, Inc. to Amerigo Energy, Inc. The company received the approval from a majority of its stockholders and filed the amendment to its Articles of Incorporation with the State of Delaware. The name change became effective by the State of Delaware on August 26, 2008. The Company also requested a new stock symbol as a result of the name change. Our new trading symbol is "AGOE".

On October 31, 2008, The Company entered into a Reorganization pursuant to Reorganization Agreement dated as of October 31, 2008. In the Reorganization, Granite Energy, Inc. transferred to the Company substantially all of its assets and operations, including its subsidiary, Amerigo, Inc., and its controlling interest in GreenStart, Inc. in exchange for 10,000,000 restricted shares of Common Stock of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the combined accounts of Amerigo, Inc., a Nevada Corporation. All material intercompany transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No 130, "Reporting Comprehensive Income" ("SFAS 130")), requires that total comprehensive income be reported in the financial statements. SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires
(a) classification of the components of other comprehensive income by their nature in a financial statement and (b) the display of the accumulated balance of the other comprehensive income separate from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company's financial statements do not include any of the components of other comprehensive income during the year ended December 31, 2007 and the year ended December 31, 2008.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

PROPERTY AND EQUIPMENT


On October 31, 2008, as part of the reorganization agreement, the Company acquired substantially all of the assets from Granite Energy, Inc., including an office building, equipment, furniture and fixtures, an automobile, and oil interests. The Company transferred these assets at their depreciated historical cost and has continued depreciating them using their historical cost and remaining estimate lives.

The current and long term portions were of the asset retirement obligation was estimated based on historical experience.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period.

Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property has been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Depreciation is computed primarily on the straight-line method for financial statements purposes over the following estimated useful lives:

                           ESTIMATED
CATEGORY                   LIFE

   Office building          20 years
   Vehicles                  7 years
   Equipment                 7 years
   Leasehold Improvements    7 years
   Furniture and Fixtures    5 years


All assets are booked at historical cost. Management reviews on an annual basis the book value, along with the prospective dismantlement, restoration, and abandonment costs and estimate residual value for the assets, in comparison to the carrying values on the financial statements.

OIL AND GAS PRODUCING ACTIVITIES

Suspended well cost - Statement of Financial Accounting Standards Statement No. 19 "Financial Accounting and Reporting by Oil and Gas Producing Companies" (SFAS 19) as amended by Staff Position 19-1 "Accounting for Suspended Well Costs" allows suspended well costs to remain capitalized beyond one year from drilling if certain specific criteria are met and additional disclosures provided.

Exploratory costs, excluding the cost of exploratory wells and acquired exploration rights, are charged to expense as incurred. Drilling costs for exploratory wells are capitalized pending the determination of the existence of proved reserves. If reserves are not found, the drilling costs are charged to operating expense. Oil and gas lease acquisition costs are capitalized when incurred.

Unproved properties with individually significant acquisition costs are assessed quarterly on a property-by-property basis, and any impairment in value is recognized. Unproved properties with acquisition costs that are not individually significant are aggregated, and the portion of such costs estimated to be nonproductive, based on historical experience, is amortized over the average holding period. If the unproved properties are determined to be productive, the appropriate related costs are transferred to proved oil and gas properties.

Development costs incurred to drill and equip development wells, including unsuccessful development wells, are capitalized.

REVENUE RECOGNITION

Oil, gas and natural gas liquids revenues are recognized when the products are sold to a purchaser at a fixed or determinable price, delivery has occurred and title has transferred, and collection of the revenue is reasonably assured.

CONCENTRATIONS OF CREDIT RISK

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

The Company operates in one primary segment, the oil and gas industry. The Company's customers are located within the United States of America. Financial instruments that subject the Company to credit risk consist principally of oil and gas sales which are based on a short-term purchase contracts from Teppco Oil (US) Company and various other gatherers in the area, with related accounts receivable subject to credit risk.

During the year ended December 31, 2008, Teppco Oil (US) Company accounted for approximately 13% of the Company's oil revenues. In the coming year and forward, we anticipate the percentage of oil revenues from Teppco Oil Company to be approximately 66%. The low percentage for the year ended December 31, 2008 is directly related to the acquisition of the oil interests that Teppco Oil Company purchases from in December 2008 and not receiving normal levels of purchases for the short period we held those interests. Management does not believe the loss of Teppco Oil (US) Company would materially affect the ability to sell the oil.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements and at December 31, 2007 and December 31, 2008; the Company's financial statements do not include an allowance for doubtful accounts because management believes that no allowance is required at those dates.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the results of operations or stockholders' equity.


NET LOSS PER COMMON SHARE

SFAS 128, Earnings per Share, requires presentation of "basic" and "diluted" earnings per share on the face of the statements of operations for all entities with complex capital structures. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment ("SFAS No. 123R"). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and its related implementation guidance.

The Company has adopted SFAS No. 123R, which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate. There is no established trading market for our stock.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet obligations on a timely basis and ultimately to attain profitability. The Company has obtained working capital through equity offerings and management plans to obtain additional funding through equity or debt financings in the future. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company is currently evaluating the impact of adopting SFAS 157 with respect to non-financial assets and non-financial liabilities, essentially goodwill and identifiable intangible assets, but does not believe the adoption will have a significant impact on the Company's consolidated financial statements. The provisions of SFAS 157 will be applied to non-financial assets and non-financial liabilities beginning March 1, 2009.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133, as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about
(a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At December 31, 2008, the Company did not have any derivative instruments or hedging activities. Management is aware of the requirements of SFAS 161 and will disclose when appropriate.

In April 2008, the FASB issued FSP 142-3, Determination of the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets . FSP 142-3 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact FSP 142-3 will have on the useful lives of our intangible assets but do not expect it to have a material impact on our financial statements.

In May of 2008, the FASB issued Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles." This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." This statement will require no changes in the Company's financial reporting practices.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.


NOTE 2 - ACQUISITION AND DISPOSAL OF ASSETS

During the year ended December 31, 2008

On October 31, 2008, The Company entered into a Reorganization pursuant to Reorganization Agreement dated as of October 31, 2008. In the Reorganization, Granite Energy, Inc. transferred to the Company substantially all of its assets and operations, including its subsidiary, Amerigo, Inc., and its controlling interest in GreenStart, Inc. in exchange for 10,000,000 restricted shares of Common Stock of the Company. The following is an analysis of the consideration given and assets receved in connection with the reorganization:



Assets acquired:
   Proved reserves       	$ 2,001,368
   Unproved reserves                345,912
   Software                           6,927
   Building                         103,133
   Leasehold improvements            78,659
   Furniture & fixtures              21,873
   Vehicle                           13,301
   Equipment                         28,010
   Receivables                       48,056
   Deposit                              950
   Notes receivable                 775,816
				-----------
Total assets acquired             3,424,006
				===========
Consideration given:
   Common stock
   (10,000,000 shares)            3,424,006
				-----------
Total consideration given 	$ 3,424,006
				===========

On December 1, 2008, The Company issued 9,254,429 shares of our Company Common Stock in exchange for the transfer of various oil interests that were previously sold by Granite Energy, Inc. The following is an analysis of the consideration given and assets received in the purchase of the oil interests:



Assets acquired:
    Proved reserves     	$ 4,088,178
    Unproved reserves             5,166,251
				-----------
Total assets acquired             9,254,429
				===========
Consideration given:
    Common stock
    (9,254,429 shares at
    $1.00 per share)              9,254,429
				-----------
Total consideration given$        9,254,429
				===========


NOTE 3 - NOTES PAYABLE

As of December 31, 2008, there are no outstanding notes payable.

NOTE 4 - STOCKHOLDERS' EQUITY

As of December 31, 2008, there were 20,071,235 shares of common stock outstanding and no preferred shares outstanding.

During the year ended December 31, 2008, the Company issued common stock and warrants as follows:

COMMON STOCK

On March 16, 2008, all outstanding convertible notes ("Notes"), in the collective original principal amount of $1,095,945, plus accrued interest in the collective amount of $65,600, were converted into 1,653,832 (pre-reverse slit) shares of common stock. The balance of the notes were settled by giving the 2,500,000 shares of Power Play Development Corporation to the note holders.

On August 18, 2008, our Board of Directors authorized a reverse stock split of the outstanding common stock on the basis of one share for every twenty shares currently issued and outstanding, effective September 5, 2008 (the "Effective Date"). Each twenty shares of common stock of the Company outstanding on the Effective Date were converted automatically into a single share of common stock. There will not be a change in the par value of the common stock of Strategic Gaming. To avoid the existence of fractional shares of common stock, if a stockholder would otherwise be entitled to receive a fractional share, the number of shares to be received was rounded up to the next whole share.

On October 31, 2008, The Company entered into a Reorganization pursuant to Reorganization Agreement dated as of October 31, 2008. In the Reorganization, Granite Energy, Inc. transferred to the Company substantially all of its assets and operations, including its subsidiary, Amerigo, Inc., and its controlling interest in GreenStart, Inc. in exchange for 10,000,000 restricted shares of Common Stock of the Company. Additionally, the Company issued 182,030 shares of our Common Stock for the settlement of certain accounts payable as part of the reorganization agreement.

On November 14, 2008, the Company issued 80,000 shares of Common Stock on behalf of a related party as part of a settlement of a lawsuit. The shares were issued at fair market value on the date of issuance at $8.32 per share for a total of $665,600. The amount has been recorded as a receivable from the related party and is expected to be repaid in common stock.

On December 1, 2008, The Company issued 9,254,429 shares of our Company Common Stock at $1.00 per share in exchange for the transfer of various oil interests that were previously sold by Granite Energy, Inc.

WARRANTS

Additionally, during the three months ended March 31, 2008, the Company issued warrants to purchase 800,000 shares of common stock, exercisable for a period of ten (10) years at $0.35 per share, to third party consultants. Such warrants were valued at $476,418 using the Black-Scholes valuation methodology, and all of such amount has been expensed on the financial statements of the Company.

As of December 31, 2008, a total of 2,335,945 shares of common stock were subscribed to prior warrant holders. As of December 31, 2008, we have received $12,000 in payments for the warrants and a stock payable has been recorded accordingly. See Note 7, Commitments and Contingencies, for information related to the remaining warrants that may be exercised.

NOTE 5 - LITIGATION

As of December 31, 2008, the Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company's Common Stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

Subsequent to year end, the Company became the plaintiff in a petition filed against South Texas Oil Company for defaulting on the terms of a purchase agreement entered into in September of 2007 by being late of several payments and entirely not paying certain payments due. As of the date of this filing, no restitution has occurred.

NOTE 6 - RELATED PARTY TRANSACTIONS

As of December 31, 2008, the Company holds $358,949 in notes receivable from GreenStart, Inc., in which the Company is the majority shareholder. $356,820 of the note was transferred to the Company from Granite Energy as part of the reorganization on October 31, 2008. This asset is due on demand and accrues interest at 6% annually. The accrued interest receivable on this loan totaled $18,287 at December 31, 2008. The amounts are considered short term due to the demand status of the note.

As of December 31, 2008, the Company had $70,666 in accrued payroll payable to the Company's current and former officers.

As of December 31, 2008, the Company has $38,361 in liabilities due to a firm controlled by the Company's Chief Financial Officer. This loan is non-interest bearing and has no due date assigned to it.

Effective October 1, 2008, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Financial Officer for a fee of $7,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filings with the Securities and Exchange Commission and other tasks. The Company owed the firm $46,216 as of December 31, 2008 which is included as part of Accounts payable - related party in the accompanying financial statements.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company issued warrants for the purchase of our Company's Common Stock at $0.35, $0.40 and $1.00 per share. A total of 2,335,945 shares of common stock were subscribed to through the warrants. The shares will be issued upon final payments from warrant holders, no later than December 31, 2009. As of December 31, 2008, we have received $12,000 in payments for the warrants and have recorded a stock payable for that amount accordingly.

As per the warrant exercise documentation, the shares of common stock will be issued upon the Company receiving the final payment for the shares. In the event of default, all payments will be forfeited to the Company and no shares will be issued. If all warrants are exercise and none are defaulted on, the Company will be obligated to issue 2,335,945 shares of our Common Stock on or before December 31, 2009 at a price of either $0.35, $0.40, or $1.00, as set forth in the warrant documentation.

NOTE 8 - DEFERRED INCOME TAX

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2008 are as follows:


Deferred tax assets:

   Net operating loss carryforwards  	$ 1,247,819
   Stock issued for services                  3,500
					-----------
                                          1,251,319
Deferred tax liabilities
   Depreciation and amortization             (3,025)
					-----------
                                             (3,025)

Net deferred tax asset                    1,248,294
Less: valuation allowance                (1,248,294)
					-----------
                                    	$         -
					===========


At December 31, 2008, the Company had federal  net operating loss ("NOL") carry
forwards of approximately $1,251,319.   Federal NOLs could, if unused, begin to
expire in 2021.

The valuation allowance for deferred tax assets as of December 31, 2007 was $1,248,294.

NOTE 9  - ENVIRONMENTAL MATTERS

Various federal and state authorities have authority to regulate the exploration and developments of oil and gas and mineral properties with respect to environmental matters. Such laws and regulations, presently in effect or as hereafter promulgated, may significantly affect the cost of its current oil production and any exploration and development activities undertaken by the Company and could result in loss or liability to the Company in the event that any such operations are subsequently deemed inadequate for purposes of any such law or regulation.

NOTE 10 - SUBSEQUENT EVENTS

Subsequent to year end, the Company became the plaintiff in a petition filed against South Texas Oil Company for defaulting on the terms of a purchase agreement entered into in September of 2007 by being late of several payments and entirely not paying certain payments due. As of the date of this filing, no restitution has occurred.

On January 1, 2009, The Company issued 487,815 shares of our Company Common Stock at $1.00 per share in exchange for the acquisition of additional certain oil interests that were previously sold by Granite Energy, Inc.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission this Form 10-K registration statement, including exhibits, under the Securities Act. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at SEC's Public Reference Room located at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.

You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

We intend to furnish our stockholders with annual reports which will be filed electronically with the SEC containing consolidated financial statements audited by our independent auditors, and to make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial statements.

We maintain a website at www.amerigoenergy.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this prospectus.

INFORMATION WITH RESPECT OF GRANITE ENERGY, INC.

     Granite Energy, Inc., formerly known as Wcollect Inc., was, prior to the Reorganization, an independent energy company headquartered in Salt Lake City, Utah, focused on oil and gas development, exploration and production. Granite Energy, Inc. was incorporated under the laws of Nevada on December 1, 2005. In the Reorganization, Granite on October 31, 2008, transferred substantially all its assets and operations to Amerigo Energy in return for the Amerigo Stock.
      Amerigo, Inc., incorporated in Nevada on January 11, 2008, holds certain assets formerly of Granite, including computers, software, telephone system, small office equipment, machinery, and furniture. Amerigo was a subsidiary of Granite prior to the consummation of the transaction between Amerigo Energy and Granite.
     GreenStart was incorporated in Nevada on June 12, 2007. GreenStart has significant patents, licenses and technologies that are sustainable in producing large volumes of clean, renewable, non-global warming energy from the conversion of any carbon-based feedstock either solid or liquid, such as municipal solid waste (MSW), coal, sewage, used tires, forestry waste, agriculture waste, animal carcasses and biomass to a flexible combination of electricity, steam, fuels, chemicals and hydrogen. This approach carries with it some distinct social and economic advantages. GreenStart's units offer value by generating substantial revenue streams, eliminating the need for future landfills, while creating energy and renewable fuels from waste products with little or no value. This primary energy is converted with greater efficiency and with less waste than current methods.
     GreenStart's Downdraft Gasification technology overcomes many problems related to other gasifiers, producing a clean Synthesis gas (made up primarily of Hydrogen and Carbon Monoxide). The Syn-gas is efficiently converted by a Catalytic Slurry Cyclone Reactor licensed by the University of Utah into liquid fuels (Dimethyl Ether, Ethanol, Gasoline, Jet Fuel or Diesel Fuel) or can be burned directly in a gas turbine to create electricity. The Dimethyl Ether
(DME) like Syn-gas is a building block used in the chemical industry and can be converted to several different products, depending on the catalyst used. Results are 100% green power, water and air emissions that are environmentally safe.
     GreenStart was a subsidiary of Granite prior to the consummation of the Amerigo Energy and Granite transaction.



INDEX TO GRANITE ENERGY FINANCIAL INFORMATION

  (1) Financial Statements at and as of December 31, 2008 (Unaudited):

        a.Consolidated Balance Sheets  as of December 31, 2008 and December 31,
          2007
        b.Consolidated Statements of Income  for  the  year  ended December 31,
          2008 and 2007
        c.Notes to Consolidated Financial Statements





                          Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545
2228 South Fraser Street
Fax  (303) 369-9384
Unit I
Email larryodonnellcpa@msn.com
Aurora, Colorado 80014
www.larryodonnellcpa.com


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Granite Energy, Inc.

I have audited the accompanying consolidated balance sheet of Granite Energy, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Granite Energy, Inc as of December 31, 2008 and 2007, and the consolidated results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $28,469,155 at December 31, 2008. Additionally, for the year ended December 31, 2008, the Company a net loss of $3,395,976. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



LARRY O'DONNELL, CPA, P.C.

April 26, 2009


                              GRANITE ENERGY, INC.
                                  BALANCE SHEET

                                                                   December 31,      	  December 31,
                                                                      2008                    2007
								---------------		 --------------
ASSETS
CURRENT ASSETS
   Cash	 							$         2,654 	 $      340,561
   Receivables	           						 37,505 	        162,168
   Oil interest receivable	         				165,600 	              -
								---------------		 --------------
          Total Current Assets	         				205,759 	        502,729

Office equipment, net of depreciation	 			$             -   	 $      142,640
Vehicles, net of depreciation	                    			      - 	         15,396
Property and Equipment, net	                   			      - 	        107,800
Proved reserves, net of depletion	                     		      - 	      2,217,198
Unproved reserves, net of depletion	      			      3,981,660 	     11,474,012
								---------------		 --------------

OTHER ASSETS
  Investment in GreenStart					$             -   	 $       47,995
  Investment in South Texas Oil	                     			      - 	        300,000
  Notes receivable	             					  2,484 	        889,634
  Deposits	                   				  	      - 	            950
								---------------		 --------------
  Investment in Amerigo Energy, Inc.	     			      2,758,406 	              -
								---------------		 --------------
          Total Other Assets	     			 	      2,760,890 	      1,238,579

Total Assets						 	$     6,948,308 	 $   15,698,354
								===============		 ==============
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITES
   Accounts Payable and accrued liabilities			$        56,235 	 $       85,754
   Accounts payable - related party	          		 	 29,632 	              -
   Payroll Liabilities	           					 19,234 	              -
   Other liabilities	                     				      - 	         49,131
								---------------		 --------------
          Total Current Liabilities	         			105,100 	        134,885

Long Term Liabilities	      					      7,525,356 	     12,946,258
								---------------		 --------------
          Total Long Term Liabilities	    		  	      7,525,356 	     12,946,258
								---------------		 --------------
Total Liabilities	      					      7,630,456 	     13,081,143

STOCKHOLDERS' EQUITY

  Common stock, par value $.001, 100,000,000
	shares authorized, 53,040,889 issued
	and outstanding	           					 54,674 	         54,661
   Additional paid in capital	    				     27,713,786 	     27,589,229
   Subscribed stock	         			  		 19,500 	         46,500
   Accumulated deficit	 			 		    (28,469,155)	    (25,073,178)
								---------------		 --------------
          Total Stockholders' Equity	      			       (681,194)	      2,617,211
								---------------		 --------------
Total Liabilities and Stockholders' Equity	 		$     6,949,262 	 $   15,698,354
								===============		 ==============


                              GRANITE ENERGY, INC.
                            STATEMENT OF OPERATIONS

                                                  12 months            12 months
                                                    ended                ended
                                                    31-Dec               31-Dec
                                                    2008                 2007
						-------------	     -------------
REVENUES
   Oil revenues                                 $     280,556        $     684,072
   Gas revenues                                        19,144               68,215
   Sale of oil packages                             1,227,427            2,841,171
   Gain on sale of investment                               -              245,000
   Rental income                                       13,560                    -
						-------------	     -------------
          Total Revenue                             1,540,687            3,838,458

COST OF SALES
   Cost of oil packages                             1,580,712            2,237,534
						-------------	     -------------
          Total Cost of Goods Sold                  1,580,712            2,237,534

GROSS PROFIT                                          (40,025)           1,600,924

OPERATING EXPENSES
   Stock issued for services                    $           -        $   6,005,182
   Professional fees                                  988,912              939,791
   Depreciation and amortization expense               28,709               20,426
   Rent                                                52,378                    -
   Lease operating expenses                           213,745              908,303
  Officer settlement expense                                               410,000
  Selling, general and administrative               1,247,351            2,564,227
						-------------	     -------------
          Total Operating Expenses                  2,531,096           10,847,929

Net income (loss) from operations               $  (2,571,121)       $  (9,247,005)

Other income (expenses):
   Write off of assets / Loss on Sale of assets      (230,259)             (98,594)
   Loss due to Merger                                (597,290)                   -
   Interest income                                      1,665               10,899
   Other income                                         1,028               61,236
   Other expenses                                           -               (2,205)
   Interest expense                                         -               (5,860)
						-------------	     -------------
Total other expenses                                 (824,856)             (34,524)

Net income (loss) before income taxes              (3,395,976)          (9,281,529)

   Income taxes                                             -                    -
						-------------	     -------------
NET INCOME (LOSS)                               $  (3,395,976)       $  (9,281,529)
						=============	     =============
Net income (loss) per share                     $       (0.06)       $       (0.16)
						=============	     =============
Weighted average common shares outstanding         54,684,972           58,236,986

    				GRANITE ENERGY, INC.
			  NOTES TO FINANCIAL STATEMENTS



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

GRANITE ENERGY, INC. (the "Company", formerly Wcollect.com, Inc.) was incorporated in the state of Nevada on December 1, 2005. The Company operates in the oil and gas exploration and production industry, with primary assets and operations in Nevada, Utah, Oklahoma and Texas. The Company purchased selected equipment and assets from Barnett Shale Holdings and began operations as a separate company during 2006.

On October 31, 2008, The Company entered into a Reorganization pursuant to Reorganization Agreement dated as of October 31, 2008. In the Reorganization, the Company transferred to the Amerigo Energy, Inc. substantially all of its assets and operations, including its subsidiary, Amerigo, Inc., and its controlling interest in GreenStart, Inc. in exchange for 10,000,000 restricted shares of Common Stock of the Amerigo Energy, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

DIVIDEND POLICY

The Company has not yet adopted any policy regarding payment of dividends.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No 130, "Reporting Comprehensive Income" ("SFAS 130")), requires that total comprehensive income be reported in the financial statements. SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires
(a) classification of the components of other comprehensive income by their nature in a financial statement and (b) the display of the accumulated balance of the other comprehensive income separate from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company's financial statements do not include any of the components of other comprehensive income during the year ended December 31, 2007 and the year ended December 31, 2008.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investment securities with maturities of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

During the year ended December 31, 2007, the Company Purchased $27,257 worth of equipment, $21,820 worth of Automobiles and $7,680 worth of software.

During the year ended December 31, 2008, the company transferred substantially all of our assets to Amerigo Energy, Inc as part of a reorganization commenced on October 31, 2008. The transfer included our building, vehicles, equipment, leasehold improvements, furniture and fixtures, and oil and gas interests.

The current and long term portions were of the asset retirement obligation was estimated based on historical experience.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property has been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.


PROPERTY AND EQUIPMENT, CONTINUED

All assets are booked at historical cost. Management reviews on an annual basis the book value, along with the prospective dismantlement, restoration, and abandonment costs and estimate residual value for the assets, in comparison to the carrying values on the financial statements.

OIL AND GAS PRODUCING ACTIVITIES

Suspended well cost - Statement of Financial Accounting Standards Statement No. 19 "Financial Accounting and Reporting by Oil and Gas Producing Companies" (SFAS 19) as amended by Staff Position 19-1 "Accounting for Suspended Well Costs" allows suspended well costs to remain capitalized beyond one year from drilling if certain specific criteria are met and additional disclosures provided.

Exploratory costs, excluding the cost of exploratory wells and acquired exploration rights, are charged to expense as incurred. Drilling costs for exploratory wells are capitalized pending the determination of the existence of proved reserves. If reserves are not found, the drilling costs are charged to operating expense. Oil and gas lease acquisition costs are capitalized when incurred.

Unproved properties with individually significant acquisition costs are assessed quarterly on a property-by-property basis, and any impairment in value is recognized. Unproved properties with acquisition costs that are not individually significant are aggregated, and the portion of such costs estimated to be nonproductive, based on historical experience, is amortized over the average holding period. If the unproved properties are determined to be productive, the appropriate related costs are transferred to proved oil and gas properties.

Development costs incurred to drill and equip development wells, including unsuccessful development wells, are capitalized.

EARNINGS PER SHARE

The Company's basic earnings per share (EPS) amounts have been computed based on the average number of shares of common stock outstanding for the period. Diluted EPS amounts include the effects of outstanding stock options, restricted stock and performance-based stock awards under the treasury stock method if including such potential shares of common stock is dilutive. However, the effect of including such common stock equivalents was anti-dilutive for the year ended December 31, 2007 and year ended December 31, 2008.

REVENUE RECOGNITION

Oil, gas and natural gas liquids revenues are recognized when the products are sold to a purchaser at a fixed or determinable price, delivery has occurred and title has transferred, and collection of the revenue is reasonably assured. At times the Company may sell more or less than our entitled share of gas production. When this happens, the Company uses the entitlement method of accounting for gas sales, based on our net revenue interest in production. Accordingly, revenue is deferred for gas deliveries in excess of our net revenue interest, while revenue is accrued for the undelivered volumes. Production imbalances and related values at December 31, 2007 and December 31, 2008 were insignificant.


CONCENTRATIONS OF CREDIT RISK

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

The Company operates in one segment, the oil and gas industry. The Company's customers are located within the United States of America. Financial instruments that subject the Company to credit risk consist principally of oil and gas sales which are based on a short-term purchase contracts from Teppco Oil (US) Company and various other gatherers in the area, with related accounts receivable subject to credit risk.

During the year ended December 31, 2007 and year ended December 31, 2008 Teppco Oil (US) Company accounted for 66% and 64%, respectively, of the Company's oil revenues. Management does not believe the loss of Teppco Oil (US) Company would materially affect the ability to sell the oil.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.
Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements and at December 31, 2007 and December 31, 2008; the Company's financial statements do not include an allowance for doubtful accounts because management believes that no allowance is required at those dates.

STOCK-BASED COMPENSATION

Effective January 1, 2006, the Company adopted SFAS No. 123 (Revised 2004), Share-Based Payment, which requires that compensation related to all stock-based awards, including stock options, be recognized in the financial statements based on their estimated grant-date fair value. The Company previously recorded stock compensation pursuant to the intrinsic value method under APB Opinion No. 25, whereby compensation was recorded related to performance share and unrestricted share awards and no compensation was recognized for most stock option awards. The Company is using the modified prospective application method of adopting SFAS No. 123R, whereby the estimated fair value of unvested stock awards granted prior to January 1, 2006 was recognized as compensation expense in periods subsequent to December 31, 2005, based on the same valuation method used in the Company's prior pro forma disclosures. The Company estimates expected forfeitures, as required by SFAS No. 123R, and recognizes compensation expense only for those awards expected to vest. Compensation expense is amortized over the estimated service period, which is the shorter of the award's time vesting period or the derived service period as implied by any accelerated vesting provisions when the common stock price reaches specified levels. All compensation must be recognized by the time the award vests. The cumulative effect of initially adopting SFAS No. 123R was immaterial.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the results of operations or stockholders' equity.


GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet obligations on a timely basis and ultimately to attain profitability. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NEW ACCOUNTING PRONOUNCEMENTS

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company is currently evaluating the impact of adopting SFAS 157 with respect to non-financial assets and non-financial liabilities, essentially goodwill and identifiable intangible assets, but does not believe the adoption will have a significant impact on the Company's consolidated financial statements. The provisions of SFAS 157 will be applied to non-financial assets and non-financial liabilities beginning March 1, 2009.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133, as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about
(a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At December 31, 2008, the Company did not have any derivative instruments or hedging activities. Management is aware of the requirements of SFAS 161 and will disclose when appropriate.

In April 2008, the FASB issued FSP 142-3, Determination of the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets . FSP 142-3 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact FSP 142-3 will have on the useful lives of our intangible assets but do not expect it to have a material impact on our financial statements.

In May of 2008, the FASB issued Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles." This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." This statement will require no changes in the Company's financial reporting practices.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

NOTE 3 - ACQUISITION AND DISPOSAL OF ASSETS

During the year ending December 31, 2007

On March 26, 2007 the Company purchased an office in Texas for $112,000 this purchase was made with cash.

On April 23, 2007 the company purchased 2 new leases from Kelly Mahler Operating for a total purchase price of $655,000. This was paid in Cash at the time of Purchase.

On September 17, 2007, the Company sold its drilling rig to South Texas Oil Company for $1,300,000. The purchase price consisted of $300,000 in cash, 32,258 shares of South Texas Oil Company restricted stock valued at $300,000, and a $700,000 note bearing interest of 7% per year and payable over two years. During the year ended December 31, 2008

On June 30, 2008 the Company determined one of the leases we had been to complete was determined to not be complete and removed it from our note payables with our driller. The removal resulted in a $5,311,555 decrease in note payables. The amount of the note payable to H Petro R at quarter ended June 30, 2008 was $7,634,704.

On October 31, 2008, the Company entered into a On Reorganization pursuant to Reorganization Agreement dated as of October 31, 2008. In the Reorganization, the Company transferred to the Amerigo Energy, Inc. substantially all of its assets and operations, including its subsidiary, Amerigo, Inc., and its controlling interest in GreenStart, Inc. in exchange for 10,000,000 restricted shares of Common Stock of the Amerigo Energy, Inc.

The following is an analysis of the consideration received and assets transferred in connection with the reorganization:


Assets transferred:
    Proved reserves       	 $  2,001,368
    Unproved reserves                 345,912
    Software                            6,927
    Building                          103,133
    Leasehold improvements             78,659
    Furniture & fixtures               21,873
    Vehicle                            13,301
    Equipment                          28,010
    Receivables                        48,056
    Deposit                               950
    Notes receivable                  775,816
				-------------
Total assets transferred            3,424,006
				=============
Consideration received:
    AGOE Common stock
    (10,000,000 shares)             3,424,006
				-------------
Total consideration received	$   3,424,006
				=============


NOTE 4 - NOTES PAYABLE AND LONG-TERM DEBT

The company acquired no new long term debt in year ended December 31, 2007 or in year ended December 31, 2008.


NOTE 5 - RELATED PARTY NOTES PAYABLE AND TRANSACTIONS

The Company has notes payable to H-Petro-R who is also a shareholder of the company. As of year ended December 31, 2007 and year ended December 31, 2008 the amounts owed to them were $12,946,258 and $7,525,356.


NOTE 6 - STOCKHOLDERS' EQUITY

During the periods ending December 31, 2007 and December 31, 2008, the Company issued common stock, warrants and options as follows:

COMMON STOCK

DURING THE YEAR ENDED DECEMBER 31, 2007:

The Company issued 1,303,701 shares of common stock through a Private Placement Offering to accredited investors at $1.00 per share.

The company issued 3,478,720 shares to consultants for services valued at $6,005,182 during the year.

The Company's total issued and outstanding shares were reduced by 19,228,017 shares related to shares canceled that were issued to officers of the company in 2006 and returned upon their departure from the company in 2007.

The Company issued 21,816 shares for the acquisition of N-TEK, LLC, and valued at $47,995

DURING THE YEAR ENDED DECEMBER 31, 2008:

The company issued 13,500 shares from their common stock payable account. This transaction was first reported in 2006 but shares had never been issued.

STOCK WARRANTS

The company does not have any warrants outstanding as of December 31, 2007 and December 31, 2008.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE

On December 31, 2007, the Company entered into a month to month operating lease for its 2 corporate offices in Salt Lake City, Utah, and a 12 month operating lease for its offices in Henderson, Nevada. The lease agreement provides for monthly lease payments of $1,848 per month, $1,200 per month and $998 per month. Future annual minimum lease payments due under this operating lease are as follows:


YEAR ENDING		MINIMUM
DECEMBER 31,		LEASE PAYMENTS
-----------		--------------
       2008           	$       40,460
       2009                          0


This lease has been cancelled since the reorganization on October 31, 2008. The Company does not currently lease any office space for its limited operations.

LEGAL PROCEEDINGS

Subsequent to year end, the Company became the plaintiff in a petition filed against South Texas Oil Company for defaulting on the terms of a purchase agreement entered into in September of 2007 by being late of several payments and entirely not paying certain payments due. As of the date of this filing, no restitution has occurred.


NOTE 8 - ENVIRONMENTAL MATTERS

Various federal and state authorities have authority to regulate the exploration and developments of oil and gas and mineral properties with respect to environmental matters. Such laws and regulations, presently in effect or as hereafter promulgated, may significantly affect the cost of its current oil production and any exploration and development activities undertaken by the Company and could result in loss or liability to the Company in the event that any such operations are subsequently deemed inadequate for purposes of any such law or regulation.

NOTE 9 - SUBSEQUENT EVENTS

There have been no significant subsequent events occurred after December 31, 2008.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2008, and the unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2008, and for the year ended December 31, 2007, have been prepared to reflect the Reorganization of Amerigo Energy as if the Reorganization had occurred on December 31, 2008, with respect to the balance sheet, and as of January 1, 2007 and January 1, 2008, with respect to each of the statements of income, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of Amerigo Energy will be made based on the underlying historical financial data at the time the transaction is consummated. Amerigo Energy's management believes that the estimates used in these pro form financial statements are reasonable under the circumstances.

The unaudited pro forma condensed combined consolidated financial information has been prepared based on the purchase method of accounting assuming 10,000,000 share of Amerigo Energy Stock will be issued and that no Amerigo Energy shareholder has rights of dissenters with respect to the Reorganization.

The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2008 is not necessarily indicative of the combined financial position had the Reorganization been effective at that date. The unaudited pro forma condensed combined consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the Reorganization been effective at the beginning of the periods indicated, or of the future results of operations of Amerigo Energy. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this prospectus/information statement.

Amerigo Energy, Inc.
Granite Energy, Inc.
Pro Forma Condensed Combined Consolidated Balance Sheet
At December 31, 2008


                                                           AGOE           GNGI	      	                Combined
                                                         Unaudited      Unaudited                      Unaudited
                                                           As of          As of        	               year ended
                                                       December 31,   December 31,	Adjustments    December 31,
                                                           2008           2008                            2008
						      	-----------    ------------	-----------    ------------
                 ASSETS
Current assets
	Cash	 					$     1,300    $      2,654   	$    (2,654)   $      1,300
	Receivables	                     		     22,187 	     37,505 	    (37,505)	     22,187
	Oil interest receivable	                                  - 	    165,600 	   (165,600)
						      	-----------    ------------	-----------    ------------
Total current assets	                     		     23,487 	    205,759 	   (205,759)	     23,487

Other current assets
	Bank receivable	                             		  - 	          - 	          - 		  -
	Advances to related party	                     30,559 	          - 	          - 	     30,559
	Notes receivable - related party	            358,949 	          - 	          - 	    358,949
	Accrued interest receivable - related party	     18,287 	          - 	          - 	     18,287
						      	-----------    ------------	-----------    ------------
Total other current assets	                   	    407,795 	          - 	          - 	    407,795

Property, plant and equipment
	Leasehold improvements	                     	     76,460 	          - 	          - 	     76,460
	Office equipment, net of depreciation	             20,648 	          - 	          - 	     20,648
	Vehicles, net of depreciation	                     12,883 	          - 	          - 	     12,883
	Property and Equipment, net	                    129,372 	          - 	          - 	    129,372
	Proved reserves, net of depletion	          6,032,016 	          - 	          - 	  6,032,016
	Unproved reserves, net of depletion	          5,512,163 	  3,981,660 	 (3,981,660)	  5,512,163
	Software, net	                       		      6,724 	 	  		  - 	      6,724
						      	-----------    ------------	-----------    ------------
Total property, plant, and equipment	                 11,790,265 	  3,981,660 	 (3,981,660)     11,790,265

Other Assets
	  Investment in Greenstart	                     42,236 	          - 	          - 	     42,236
	  Notes receivable	                  	    386,590 	      2,484 	     (2,484)	    386,590
	  Deposits	                          	        950 	          - 	          - 	        950
	Investment in Amerigo Energy, Inc.	                  - 	  2,758,406 	 (2,758,406)		  -
						      	-----------    ------------	-----------    ------------
Total assets	 				        $12,651,323    $  6,948,308     $(6,948,308)   $ 12,651,323
							===========    ============	===========    ============
 LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities
	Accounts payable and accrued liabilities        $   164,186    $     56,235 	    (56,235)   $    164,186
	Accrued payroll for related party	                  - 	     19,234 	    (19,234)		  -
	Accounts payable related party	                     46,216 	          - 	          - 	     46,216
	Advances from related parties	                     38,361 	     29,632 	    (29,632)	     38,361
	Payroll liabilities	                     	     70,666 	          - 	          - 	     70,666
						      	-----------    ------------	-----------    ------------
Total current liabilities	                   	    319,429 	    105,100 	   (105,100)   $    319,429

					                             						  -
Long-term liabilities	                               		  - 	  7,525,356 	 (7,525,356)		  -
						      	-----------    ------------	-----------    ------------
Total liabilities	                   		    319,429 	  7,630,456 	 (7,630,456)   $    319,429

Stockholders' (deficit)
	Preferred stock (25,000,000 shares
	auth & 0 shares outstanding)	                          - 	          - 	          - 		  -
	Common stock; $.001 par value; 	                          - 	     54,674 	    (54,674)		  -
	Additional paid-in capital	                          - 	 27,713,786 	(27,713,786)		  -
	Common stock; $.001 par value; 	                     30,613 		  		  - 	     30,613
	Additional paid-in capital	                 25,968,778 		                  - 	 25,968,778
	Subscribed stock		                     		     19,500 	    (19,500)		  -
	Stock receivable	                 	   (665,600)				           (665,600)
	Common stock payable	                     	     12,000 				             12,000
	Accumulated deficit	            		(13,013,897)	(28,469,155)	 28,469,155     (13,013,897)
						      	-----------    ------------	-----------    ------------
Total stockholders' (deficit)	             		 12,331,894 	   (681,194)	    681,194 	 12,331,894
						      	-----------    ------------	-----------    ------------
Total liabilities and
stockholders' (deficit)	 			        $12,651,323    $  6,949,262     $(6,949,262)   $ 12,651,323
							===========    ============	===========    ============

Amerigo Energy, Inc.
Granite Energy, Inc.
Pro Forma Condensed Combined Consolidated Income Statement
December 31, 2008





                                               AGOE                    GNGI                                  Combined
                                             Unaudited               Unaudited                               Unaudited
                                            year ended              year ended                              year ended
                                    	December 31, 2008     	December 31, 2008	Adjustments	December 31, 2008
					-----------------	-----------------	-----------	-----------------

Revenue		 			$               - 	$               - 	$         - 	$               -
  Oil revenues	                    		   14,312 	          280,556 	   (280,556)	           14,312
  Gas revenues	                     		   10,431 	           19,144 	    (19,144)	           10,431
  Sale on oil packages	                     	   26,000 	        1,227,427 	 (1,227,427)	           26,000
  Rental income	 	                     	   			   13,560 	    (13,560)
					-----------------	-----------------	-----------	-----------------
	Total Revenue	 		$          50,743 	$       1,540,687 	$(1,540,687)	$          50,743

Cost of Sales
  Cost of oil packages	 		$          19,173 	$       1,580,712 	 (1,580,712)	$          19,173
					-----------------	-----------------	-----------	-----------------
	Total cost of goods sold	$          19,173 	$       1,580,712 	$(1,580,712)	$          19,173

Gross Profit	 			$          31,570 	$         (40,025)	$    40,025 	$          31,570

Operating expenses
  Consulting expense	                   	  586,498 	                - 	          - 	          586,498
  Selling, general and administrative	           81,748 	        1,247,351 	 (1,247,351)	           81,748
  Professional fees	                   	  119,700 	          988,912 	   (988,912)	          119,700
  Depreciation and amortization expense	            5,818 	           28,709 	    (28,709)	            5,818
  Depletion expense	                     	   38,357 	                - 	          - 	           38,357
  Rent	                               			- 	           52,378 	    (52,378)	                -
  Lease operating expense	                   16,184 	          213,745 	   (213,745)	           16,184
					-----------------	-----------------	-----------	-----------------
	Total operating expenses	          848,306 	        2,531,096 	 (2,531,096)	          848,306
					-----------------	-----------------	-----------	-----------------
	Loss from operations	 	$        (816,736)	$      (2,571,121)	$ 2,571,121 	$        (816,736)

Other income (expenses):

  Write off of assets/Loss
   on sale of assets	                $               - 	$        (230,259)	$   230,259 	$               -
  Interest income	                     	   18,287 	            1,665 	     (1,665)	           18,287
  Other income	                               		- 	            1,028 	     (1,028)	                -
  Gain on extinguishment of debt	           62,852 		   62,852
  Loss due to merger	                                - 	         (597,290)	    597,290 	                -
					-----------------	-----------------	-----------	-----------------
	Total other income (expenses)	           81,139 	         (824,856)	    824,856 	           81,139
					-----------------	-----------------	-----------	-----------------
	Loss before provision for
	  income taxes	                 	 (735,597)	       (3,395,976)	  3,395,976 	         (735,597)

Provision for income taxes	                        - 	                - 		                        -

Net loss		 		$        (735,597)	$      (3,395,976)	$ 3,395,976 	$        (735,597)
					=================	=================	===========	=================

AMERIGO ENERGY DIRECTORS AND EXECUTIVE OFFICERS AFTER THE REORGANIZATION

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information concerning each of the current directors and executive officers of Amerigo Energy, including information about the person's principal occupation or employment during the past five years. Each of the directors and officers named below succeeded to their corresponding office at the time of the consummation of the Reorganization.

S. MATTHEW SCHULTZ, CHIEF EXECUTIVE OFFICER AND DIRECTOR (40)

Since the Company completed the reorganization in October 2008, Mr. Schultz has served as its Chief Executive Officer and on its Board of Directors. Mr. Schultz is also a founder of Granite Energy, has served on Granite 's Board of Directors since the Company's December 2005 transformation into an oil and gas company and has served as its chief executive officer from August 2006 until December 2008. From April of 2003 to the present, Mr. Schultz has been president of Wexford Capital Ventures, Inc., a Utah-based strategic financial consulting firm. Wexford Capital provides boutique investment banking services for micro-cap and small- cap companies and has been instrumental in assisting several companies in initial public offerings and strategic planning. Mr.
Schultz has been instrumental in developing investor awareness and participation for numerous publicly traded companies, and assisted in private placement offerings in both the United States and abroad. From 1999 to 2003, Mr. Schultz was the chairman of Pali Financial Group, Inc., an investment banking firm specializing in small cap securities. He also served as the vice-president of the Utah Consumer Lending Association during 1998-1999. Mr. Schultz studied finance and management at the University of Wyoming and Weber University.


JASON GRIFFITH, CPA, CHIEF FINANCIAL OFFICER AND DIRECTOR (32)

Since the Company completed the reorganization in October 2008, Mr. Griffith has served as its Chief Financial Officer as well as a member of the Board of Directors. Mr. Griffith's experience includes having served as a chief financial officer for Granite Energy since December 2005 until December 2008 and for five other publicly traded companies. Mr. Griffith has additional experience in public accounting, which includes being a partner of a CPA firm in Henderson, Nevada since June 2002, as well as being the accounting manager for another accounting firm in Henderson, Nevada from August 2001 through June 2002. Mr. Griffith was previously associated with Arthur Andersen in Memphis, Tennessee from December 1998 until his move to Nevada in 2001. Prior to joining Arthur Andersen, Mr. Griffith was pursuing and completed his undergraduate and masters degree in accounting from Rhodes College in Memphis, Tennessee. He is a licensed certified public accountant in Nevada, Tennessee, and Georgia. Mr. Griffith is a member of the American Institute of Certified Public Accountants, the Association of Certified Fraud Examiners and the Institute of Management Accountants, along with being a member of the Nevada and Tennessee State Societies of CPAs.

BRUCE LYBBERT, FORMER CHIEF EXECUTIVE OFFICER AND CHAIRMAN (64)

Mr. Lybbert is actively involved in oil and gas operations, strategic planning, financial management and investor relations. A seasoned veteran of the brokerage industry and Wall Street, Mr. Lybbert co-founded Tel America Long Distance in 1982, growing it into a successful communications giant which became the largest regional long distance carrier in the western United States. Mr. Lybbert believes that America's domestic oil industry, long stagnant due to inexpensive foreign oil, now represents a similar opportunity. Mr. Lybbert joined Granite in 2006. Mr. Lybbert holds a B.A. in finance and marketing from Weber State University and pursued post-graduate studies in finance at New York University. Mr. Lybbert served as chairman of the Board of Directors of Granite since August 2006.

On December 31, 2008, Bruce Lybbert resigned as Chief Executive Officer and Chairman of the Company. Mr. Lybbert's resignation was not a result from any disagreement with the Registrant or management.

On December 31, 2008 concurrent with Mr. Lybbert's resignation, Mr. Schultz was appointed Chief Executive Officer and Director of the Company and Jason F. Griffith was appointed Chief Financial Officer and Director of the Company.

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, the board of directors, or if the directors remaining in the office constitute less than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders' meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the terms shall expiree on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

BOARD COMMITTEES

In light of our small size and the fact that we have only two directors, our board has not yet designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions. The board intends to designate one or more such committees when practicable.

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by Sarbanes-Oxley and any applicable national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. Additionally, our board of directors is expected to appoint an audit committee, nominating committee and compensation committee and to adopt charters relative to each such committee. Until further determination by the board of directors, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an "audit committee financial expert" since we currently do not have an audit committee in place.

CODE OF ETHICS

The Company has adopted a Code of Ethics for its principal executive and financial officers. In the meantime, the Company's management promotes honest and ethical conduct, full and fair disclosures in its reports with the SEC, and compliance with the applicable governmental laws and regulations.


DIRECTOR AND OFFICER COMPENSATION

Each director of Amerigo Energy also serves as a director of Amerigo, Inc. Directors do not receive separate compensation for service as directors of Amerigo Energy.

DIRECTOR AND OFFICER CASH COMPENSATION

The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the periods indicated to its directors and executive officers:

Amerigo Energy

The following sets forth the cash components of Amerigo Energy's executive officers during the last two fiscal years. The remuneration described in the table does not include the cost to Amerigo Energy of benefits furnished to the named executive officers, including premium for health insurance and other benefits provide to such individuals that are extended in connection with the conduct of Amerigo Energy's business.


                                                OFFICER CASH COMPENSATION TABLE

                                                                                              All
     Name and                                              	 Stock             Option     Other
Principal Position 	Year    Salary ($)       Bonus ($)       Awards            Awards     Compensation            Total
------------------	----	---------	 --------	 ------		   ------     ------------	    -------
S. Matthew Schultz 	2008		-               -             -                 -                -                -
Chief Executive    	2007		-               -             -                 -                -                -
Officer

Jason F. Griffith  	2008		-               -             -                 -                -                -
Chief Financial    	2007		-               -             -                 -                -                -
Officer

Bruce Lybbert      	2008		-               -             -                 -                -                -
Former CEO/Director	2007		-               -             -                 -                -                -

Larry S. Schroeder 	2008		-               -             -                 -                -                -
Former CEO/Director	2007       97,500               -             -                 -                -           97,500




Each director of Amerigo Energy also serves as a director of Amerigo, Inc. Directors do not receive separate compensation for service as directors of Amerigo Energy or Amerigo, Inc.


                                                      DIRECTOR COMPENSATION


              Fees Earned                                Non-Equity        Nonqualified
                or Paid        Stock        Option     Incentive Plan        Deferred          All Other
    Name      in Cash ($)      Awards       Awards      Compensation       Compensation      Compensation       Total
----------    ----------       ------	    ------	-------------	   ------------	     ------------	-----
S. Matthew
Schultz                -       	   -             -           	    -                 -                 -           -

Jason F.
Griffith               -       	   -             -           	    -                 -                 -           -

Bruce
Lybbert                -           -             -           	    -                 -                 -           -
Former
Director

Larry S.
Schroeder              -           -             -           	    -                 -                  -           -
Former
Director


Stock Options

800,000 stock options were issued by the Amerigo Energy Board of Directors to consultants for services in 2008. The options were valued at $476,418 using the Black-Scholes pricing model and expensed immediately.

Option Exercises.

There were no exercises of any stock options during 2008.

Pension Benefits

Amerigo Energy does not maintain a qualified or non-qualified pension plan.

Non-Qualified Deferred Compensation

Amerigo Energy does not maintain a non-qualified deferred compensation plan.

Payments Upon Termination or Change in Control

See page 19 of this document for information related to the payment/conversion of debts outstanding in connection with the reorganization.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

Other than as described above in connection with the Reorganization, there are no compensatory plans or arrangements, including payments to be received from Amerigo Energy, with respect to any party named above which could result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with Amerigo Energy or its subsidiaries, or any change in control of Amerigo Energy, or a change in the person's responsibilities following a change in control of Amerigo Energy.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article VI of Amerigo Energy's by-laws, Amerigo Energy may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of Amerigo Energy, by reason of the fact that he is or was a director, officer, employee or agent of Amerigo Energy, or is or was serving at the request of Amerigo Energy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Amerigo Energy, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Amerigo Energy may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Amerigo Energy to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Amerigo Energy, or is or was serving at the request of Amerigo Energy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Amerigo Energy. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to Amerigo Energy or for amounts paid in settlement to Amerigo Energy, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Under Delaware law, a director of a Delaware corporation will not be found to have violated his or her fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2008, the Company holds $358,949 in notes receivable from GreenStart, Inc., in which the Company is the majority shareholder. $356,820 of the note was transferred to the Company from Granite Energy as part of the reorganization on October 31, 2008. This asset is due on demand and accrues interest at 6% annually. The accrued interest receivable on this loan totaled $18,287 at December 31, 2008. The amounts are considered short term due to the demand status of the note.

As of December 31, 2008, the Company had $70,666 in accrued payroll payable to the Company's current and former officers.

As of December 31, 2008, the Company has $38,361 in liabilities due to a firm controlled by the Company's Chief Financial Officer. This loan is non-interest bearing and has no due date assigned to it.

Effective October 1, 2008, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Financial Officer for a fee of $7,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filings with the Securities and Exchange Commission and other tasks. The Company owed the firm $46,216 as of December 31, 2008 which is included as part of Accounts payable - related party in the accompanying financial statements.

In the quarter ended December 31, 2008, the Company issued shares of its common stock as part of a settlement of a lawsuit of a related party, Granite Energy, Inc. The Company has recorded a stock receivable for the 80,000 shares it issued on behalf of the related party.

BENEFICIAL OWNERSHIP OF AMERIGO ENERGY'S SHARES

The beneficial ownership of each person as described in the table below was calculated based on 20,071,235 of Amerigo Energy Common Stock outstanding as of December 31, 2008, according to the record ownership listings as of that date and the verifications Amerigo Energy solicited and received from each director, executive officer and five percent holder.

Security Ownership of Certain Beneficial Owners as of December 31, 2008


Title of   Name and Address             Amount and Nature         Percent of
 Class    of Beneficial Owner        of Beneficial Ownership        Class
--------  -------------------	     -----------------------	  ----------
Common    Granite Energy, Inc.   	majority shareholder          49.82%
          2580 Anthem Village Dr.                 10,000,000
          Henderson, NV 89052

Common    Kenneth D. Olson                         1,323,556           6.59%
          8641 Ruette Monte Carlo
          La Jolla, Ca 92037


Security Ownership of Management


Title of   Name and Address              Amount and Nature           Percent of
 Class    of Beneficial Owner         of Beneficial Ownership          Class
--------  -------------------	     -----------------------	     ----------
Common    S. Matthew Schultz          Chief Executive Officer            0.17%
          161 N. Main Street                         33,511 *
          Bountiful, UT 84010

Common    Jason F. Griffith           Chief Financial Officer            0.88%
          2580 Anthem Village Dr.                176,796 *(1)
          Henderson, NV 89052

Common    Lawrence S. Schroeder  	  Former CEO/Director            0.28%
          2580 Anthem Village Dr.                  55,818 (2)
          Henderson, NV 89052

Common    Bruce Lybbert          	  Former CEO/Director            0.00%
          161 N. Main Street                                          	     0
          Bountiful, UT 84010


          (1) all of these shares are indirectly owned by a trust controlled by Mr. Griffith.
          (2) all of these shares are indirectly owned by a Company controlled by Mr. Schroeder.
          * Total Current Officers and Directors common shares held is 210,307 (1.05%)

Management has no knowledge of the existence of any arrangements or pledges of the Company's securities which may result in a change in control of the Company.

DESCRIPTION OF AMERIGO ENERGY COMMON STOCK

GENERAL

Amerigo Energy's authorized capital stock consists of 25,000,000 shares of preferred stock with a par value of $0.001 and 100,000,000 shares of common stock, with a par value of $0.001 per share. As of the Closing Date (subsequent to the proposed reverse stock split and issuance of all shares of Common Stock at the Closing), Amerigo Energy had a total of 842,256 post-split shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. Each outstanding Amerigo Energy Common Stock is duly authorized, validly issued, fully paid and nonassessable. The holders of Amerigo Energy Common Stock have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Delaware law, cumulative voting rights if properly requested in connection with the election of directors. The members of the Board of Directors of Amerigo Energy serve for one year terms and are elected each year at the annual meeting of shareholders, or until their successors have been elected. Upon liquidation or dissolution of Amerigo Energy, the holders of Amerigo Energy Common Stock are entitled to share ratably in such assets as remain after creditors have been paid.

Amerigo Energy's Board of Directors determines whether to declare dividends and the amount of any dividends declared on Amerigo Energy Common Stock. Such determinations by the Board of Directors take into account Amerigo Energy's financial condition, results of operations and other relevant factors, and the payment of dividends by Amerigo Energy is subject to certain limitations. Information concerning the restrictions on the payment of dividends by Amerigo Energy is included in Item 5 of the audited consolidated financial statements for the year ended December 31, 2008.

No assurances can be given that dividends on Amerigo Energy Common Stock will be declared, or if declared, what the amount of any such dividends will be in future periods.

PRE-EMPTIVE RIGHTS

Under the Articles of Incorporation and the Amended Articles of Incorporation of Amerigo Energy, shareholders of Amerigo Energy do not have any pre-emptive rights to purchase shares when issued by Amerigo Energy.

Similarly, Amerigo Energy's Articles of Incorporation provide that no holder of Amerigo Stock will have any pre-emptive or preferential right to purchase or subscribe to any part of any new or additional issue of stock of any class whatsoever of securities of Amerigo Energy, or of securities convertible into stock of any class whatsoever of securities of Amerigo Energy, whether now or hereafter authorized or issued for cash or other consideration or by way of a dividend.

EXPERTS

The consolidated balance sheet of Amerigo Energy, Inc. (formerly Strategic Gaming Investments, Inc), as of December 31, 2008, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended have been included in this proxy statement/prospectus in reliance on the report of Larry O'Donnell, P.C., an independent registered public accounting consultant, as stated in his report, appearing elsewhere in this proxy statement/prospectus upon the authority of the said consultant as an expert in accounting and auditing.


The consolidated balance sheet of Strategic Gaming Investments, Inc. as of December 31, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended have been included in this proxy statement/prospectus in reliance on the report of Larry O'Donnell, P.C., an independent registered public accounting consultant, as stated in his report, appearing elsewhere in this proxy statement/prospectus upon the authority of the said consultant as an expert in accounting and auditing.

The financial statements of Strategic Gaming Investments, Inc. as of December 31, 2006 appearing in this proxy statement/prospectus have been audited by Beadle, McBride, Evans & Reeves, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere in this joint proxy statement/prospectus and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Granite Energy, Inc. as of December 31, 2007 and as of December 31, 2008 and for the years then ended included in this proxy statement/prospectus have been audited by Larry O'Donnell, P.C., an independent registered public accounting consultant, to the extent set forth in his report appearing elsewhere in this proxy statement/prospectus and are included herein in reliance upon the authority of Larry O'Donnell, P.C. as an expert in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission this Form S-4 (Commission File Number 333-157667) registration statement, including exhibits, under the Securities Act. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at SEC's Public Reference Room located at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.


You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

We intend to furnish our stockholders with annual reports which will be filed electronically with the SEC containing consolidated financial statements audited by our independent auditors, and to make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial statements.

We maintain a website at www.amerigoenergy.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this prospectus.

SIGNATURES

Pursuant to the requirement to the Securities Act, the registrant, Amerigo Energy, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorizes, in the City of Henderson, State of Nevada on May ____, 2009.

The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus/information statement to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.


                                     Amerigo Energy, Inc., Registrant

                                     By: /s/ S. Matthew Schultz
                                     --------------------------
                                     By: S. Matthew Schultz,
                                     Chief Executive Officer and Director

                                     By: /s/ Jason F. Griffith
                                     -------------------------
                                     By:  Jason F. Griffith,
                                     Chief Financial Officer,
                                     Principal Accounting Officer and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Amerigo Energy, Inc., Registrant

		By: /s/ S. Matthew Schultz			May 14, 2009
                --------------------------
                By: S. Matthew Schultz,
                Chief Executive Officer and Director

                By: /s/ Jason F. Griffith			May 14, 2009
                -------------------------
                By:  Jason F. Griffith,
                Chief Financial Officer,
                Principal Accounting Officer and Director

INDEX TO EXHIBITS

EXHIBIT 2. REORGANIZATION AGREEMENT

2.1 Reorganization Agreement between Amerigo Energy. Inc. and Granite Energy, Inc. dated October 31, 2008 (incorporated by reference to Form S-4 filed with the SEC on March 3, 2009)

EXHIBIT 5. OPINION REGARDING LEGALITY

5.1 Legal Opinion from Diane D. Dalmy, Attorney at Law

EXHIBIT 8. OPINION REGARDING TAX MATTERS

8.1 Tax Opinion from De Joya Griffith & Company, LLC

EXHIBIT 23. CONSENT OF EXPERTS AND COUNSEL

23.1 Consent of Larry O'Donnell, CPA, P.C.

23.2 Consent of De Joya Griffith & Company, LLC

23.3 Consent of Larry O'Donnell, CPA, P.C.